Exhibit 2.1

SEPARATION AND DISTRIBUTION AGREEMENT

BY AND AMONG

WINDSTREAM HOLDINGS, INC.,

WINDSTREAM SERVICES, LLC

AND

COMMUNICATIONS SALES & LEASING, INC.

Dated March 26, 2015

ARTICLE I DEFINITIONS		3

1.1	Certain Definitions	3

ARTICLE II THE REORGANIZATION		11

2.1	Transfer of Assets; Assumption of Liabilities	11

2.2	Assigned Assets	13

2.3	Assumed Liabilities	14

2.4	Transfer of Assets and Assumption of Liabilities from and after the Effective Time	14

2.5	Approvals and Notifications	15

2.6	Responsibility for Assumed Liabilities Retained by WHI	17

ARTICLE III THE DISTRIBUTION		17

3.1	Actions on or Prior to the Distribution	17

3.2	Conditions Precedent to Distribution	19

3.3	The Distribution	20

ARTICLE IV ACCESS TO INFORMATION		21

4.1	Agreement for Exchange of Information	21

4.2	Ownership of Information	21

4.3	Compensation for Providing Information	21

4.4	Record Retention	21

4.5	Liability	22

4.6	Other Agreements Providing for Exchange of Information	22

4.7	Production of Witnesses; Records; Cooperation	23

4.8	Conflicts; Privilege	23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF WHI AND WINDSTREAM		24

5.1	Organization and Authority	24

5.2	Due Authorization	24

5.3	Consents and Approvals	24

5.4	No Violation	24

5.5	Litigation	25

5.6	Solvency	25

5.7	Ownership of Assigned Assets	25

5.8	No Undisclosed Liabilities; Absence of Certain Changes or Events.	25

i

5.9	Taxes	25

5.10	Compliance With Laws	26

5.11	Licenses and Permits	26

5.12	Environmental Compliance	26

5.13	Exclusive Representations	26

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF CS&L		27

6.1	Organization and Authority	27

6.2	Due Authorization	27

6.3	Consents and Approvals	27

6.4	No Violation	27

6.5	Validity of CS&L Common Stock	27

6.6	Litigation	27

6.7	Solvency	28

6.8	Limited Activities	28

6.9	Exclusive Representations	28

ARTICLE VII RELEASE AND INDEMNIFICATION		28

7.1	Release of Pre-Distribution Claims	28

7.2	General Indemnification by CS&L	29

7.3	General Indemnification by WHI and Windstream	30

7.4	Disclosure Indemnification	30

7.5	Contribution	30

7.6	Indemnification Obligations Net of Insurance Proceeds and Other Amounts	31

7.7	Procedures for Indemnification of Third Party Claims	31

7.8	Additional Matters	33

7.9	Remedies Cumulative; Limitations of Liability	34

7.10	Survival of Indemnities	34

ARTICLE VIII OTHER AGREEMENTS		34

8.1	Further Assurances	34

8.2	Confidentiality	35

8.3	Allocation of Costs and Expenses	37

8.4	Litigation; Cooperation	37

8.5	Tax Matters	38

8.6	Employment Matters	38

8.7	Intellectual Property Matters	38

8.8	Agreements Among CS&L and its Subsidiaries	38

8.9	Net Working Capital Payment	38

ARTICLE IX DISPUTE RESOLUTION		39

9.1	General Provisions	40

9.2	Arbitration	40

ARTICLE X MISCELLANEOUS		42

10.1	No Survival of Representations and Warranties; Survival of Covenants	42

10.2	Governing Law; Jurisdiction	42

10.3	Force Majeure	42

10.4	Notices	43

10.5	Termination	43

10.6	Severability	44

10.7	Entire Agreement	44

10.8	Assignment; No Third-Party Beneficiaries	44

10.9	Public Announcements	44

10.10	Specific Performance	44

10.11	Amendment	45

10.12	Rules of Construction	45

10.13	Counterparts	45

ANNEXES

Annex I	Stock Calculation

SCHEDULES

Schedule 1.1(a)	Assigned Contracts
Schedule 1.1(b)	Facilities
Schedule 2.1(a)	Plan of Reorganization
Schedule 2.2(a)(i)(C)	Distribution System Demarcation Points
Schedule 2.2(b)	Specifically Excluded Assets
Schedule 2.3(a)	Assumed Liabilities
Schedule 2.3(b)	Excluded Liabilities
Schedule 2.5(a)	Required Approvals
Schedule 8.9	Sample Net Working Capital Calculation

EXHIBITS

A	Form of Transition Services Agreement
B	Form of Tax Matters Agreement
C	Form of Employee Matters Agreement
D	Form of Intellectual Property Matters Agreement
E	Form of Wholesale Master Services Agreement
F	Form of Stockholder’s and Registration Rights Agreement
G	Form of Master Services Agreement
H	Form of Reverse Transition Services Agreement
I	Forms of Assignment Agreements:
I-1 For Pole Agreements
I-2 For Permits
I-3 For Franchises
I-4 For Easements
I-5 For Tangible Assets
I-6 For Consumer CLEC Assets

SEPARATION AND DISTRIBUTION AGREEMENT

This SEPARATION AND DISTRIBUTION AGREEMENT, dated as of March 26, 2015 (this “Agreement”), is by and among Windstream Holdings, Inc., a Delaware corporation (“WHI”), Windstream Services, LLC, a Delaware limited liability company (“Windstream”), and Communications Sales & Leasing, Inc., a Maryland corporation (“CS&L” and, together with WHI and Windstream, the “Parties”).

W I T N E S S E T H:

WHEREAS, the board of directors of WHI has determined that it is advisable and in the best interests of WHI and its stockholders to separate Windstream’s business into two companies in order to accelerate the transformation of its consumer and enterprise network and create additional value for shareholders, and to spin off certain assets into CS&L which will become an independent, publicly traded real estate investment trust;

WHEREAS, CS&L has been incorporated solely for these purposes and has not engaged in activities except in preparation for its corporate reorganization and the distribution of its stock;

WHEREAS, in furtherance of the foregoing, the board of directors of each of WHI, Windstream and CS&L have approved the transfer by Windstream and its Subsidiaries of the Assigned Assets (as hereinafter defined) to CS&L and its Subsidiaries in actual or constructive exchange for (i) the assumption or incurrence, as applicable, by CS&L and certain of its Subsidiaries of the Assumed Liabilities (as hereinafter defined), (ii) the issuance by CS&L to Windstream of all of the outstanding shares of the common stock, par value $0.0001 per share, of CS&L (the “CS&L Common Stock”), (iii) the transfer by CS&L, directly or indirectly, to Windstream of the Cash Payment (as hereinafter defined), and (iv) the transfer by CS&L, directly or indirectly, to Windstream of certain debt securities and loans under a term loan facility to be issued by CS&L or its Subsidiaries as part of the Financing Arrangements (as hereinafter defined), all as more fully described in this Agreement and the Transaction Agreements (together with certain related transactions, the “Reorganization”);

WHEREAS, in advance of the Reorganization, WHI, Windstream and its Subsidiaries intend to undertake certain internal reorganization steps (the “Internal Reorganization”);

WHEREAS, the board of directors of Windstream has determined that it is advisable and in the best interests of Windstream and its sole stockholder, WHI, to effect a distribution to WHI of shares of CS&L Common Stock in an amount equal to 80.1 percent of the outstanding CS&L Common Stock (the “Internal Distribution”), and the board of directors of WHI has determined that it is advisable and in the best interests of WHI and its stockholders to effect a distribution (the “External Distribution” and, together with the Internal Distribution, the “Distribution”) to the holders of the outstanding shares of common stock, par value $0.0001 per share, of WHI (the “WHI Common Stock”), on a pro rata basis, of all shares of CS&L Common Stock received by WHI in the Internal Distribution so that, following the Distribution, WHI and CS&L will be two independent, publicly traded companies; and

WHEREAS, Windstream will temporarily retain a passive ownership interest in shares of CS&L Common Stock in an amount no more than 19.9 percent of the outstanding CS&L Common Stock, pending its opportunistic use of the CS&L Common Stock pursuant to the plan that includes the Reorganization and Distribution, subject to market conditions, to retire debt;

WHEREAS, the number of shares of CS&L Common Stock distributed pursuant to the Internal and External Distributions, and the number of shares of CS&L Common Stock temporarily retained by Windstream, shall each be calculated as of the record date of the Distribution in accordance with the formula set forth on Annex I hereto and shall be certified by an officer of Windstream;

WHEREAS, the Reorganization and the Distribution will, among other benefits, (i) provide WHI, Windstream and CS&L with increased flexibility to pursue the plan to expand Windstream’s existing real estate platform and acquisition strategy, including alternatives that are unlikely to be available absent the Distribution; (ii) enable CS&L to issue equity on meaningfully more favorable terms in connection with investments and acquisitions, which management believes is critical to the success of the plan to expand Windstream’s existing real estate platform; (iii) meaningfully enhance the ability of the extensive copper cable network and local and long-haul fiber optic cable network utilized in the provision of advanced network communications and technology solutions to businesses and consumers to raise capital by issuing equity on more favorable terms than would be possible, absent the Distribution, in the public markets to institutional investors that invest in real estate investment trusts (“REITs” or, individually, a “REIT”); (iv) reduce the actual or perceived competition for capital resources within the WHI Group (as defined below); (v) meaningfully enhance each of WHI’s, Windstream’s and CS&L’s ability to attract and retain qualified management; and (vi) allow the business of extensive copper cable network and local and long-haul fiber optic cable network utilized in the provision of advanced network communications and technology solutions to businesses and consumers to optimize its leverage and enhance the credit profile of the business of advanced network communications and technology solutions to businesses and consumers, providing the WHI Group with greater financial and strategic flexibility;

WHEREAS, it is the intention of the Parties that the Reorganization and the Distribution, together with certain related transactions, qualify as a reorganization within the meaning of Sections 355, 368(a)(1)(D), and 361 of the Code;

WHEREAS, WHI has received a private letter ruling from the IRS to the effect that, among other things, certain aspects of the Reorganization and the Distribution, together with certain related transactions, qualify as tax-free to WHI, Windstream and CS&L and the holders of WHI Common Stock for U.S. federal income tax purposes under Sections 355, 368(a)(1)(D) and 361 of the Code (the “Private Letter Ruling”);

WHEREAS, this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and

WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Reorganization and the Distribution and to set forth certain other agreements that will, following the Distribution, govern certain matters relating to the Reorganization and the Distribution and the relationship between WHI, Windstream and their Subsidiaries, on the one hand, and CS&L and its Subsidiaries, on the other hand.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” means, when used with respect to a specified Person, a Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition and the definitions of “CS&L Group” and “WHI Group,” “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that, from and after the Effective Time and for purposes of this Agreement and the other Transaction Agreements, no member of the CS&L Group shall be deemed to be an Affiliate of any member of the WHI Group, and no member of the WHI Group shall be deemed to be an Affiliate of any member of the CS&L Group.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Bylaws” has the meaning set forth in Section 3.1(f).

“Approvals or Notifications” means any consents, waivers, approvals, permits or authorizations to be obtained from, notices, registrations or reports to be submitted to, or other filings to be made with, any third Person, including any Governmental Authority.

“Arbitrable Dispute” has the meaning set forth in Section 9.1(a).

“Articles of Amendment and Restatement” has the meaning set forth in Section 3.1(f).

“Assets” means all rights, properties or other assets, whether real, personal or mixed, tangible or intangible, of any kind, nature and description, whether accrued, contingent or otherwise, and wherever situated and whether or not carried or reflected, or required to be carried or reflected, on the books of any Person.

“Assigned Assets” has the meaning set forth in Section 2.2(a).

“Assigned Contracts” means any contract, agreement, arrangement, commitment or understanding listed or described on Schedule 1.1(a) (or any applicable licenses, leases, addenda and similar arrangements thereunder as described on Schedule 1.1(a)).

“Assignment Agreements” means, collectively, the Assignment, Conveyance and Assumption Agreement for Pole Agreements, the Assignment, Conveyance and Assumption Agreement for Permits, the Assignment, Conveyance and Assumption Agreement for Franchises, the Assignment, Conveyance and Assumption Agreement for Easements, the Assignment, Conveyance and Assumption Agreement for Tangible Assets and the Assignment, Conveyance and Assumption Agreement for Consumer CLEC Assets, each in substantially the form set forth in Exhibit I attached hereto with such conforming changes as are necessary to reflect the applicable State and parties.

“Assumed Liabilities” has the meaning set forth in Section 2.3(a).

“Audited Financial Statements” has the meaning set forth in Section 5.8(a).

“Cash Payment” has the meaning set forth in Section 3.2(j).

“Closing Balance Sheet” has the meaning set forth in Section 8.9(a).

“Closing Net Working Capital” has the meaning set forth in Section 8.9(a).

“Closing Statement” has the meaning set forth in Section 8.9(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Consumer CLEC Business” means the business of owning and operating a competitive local exchange carrier business offering voice, broadband, long distance and value-added services to consumer customers on a resale, non-facilities basis pursuant to one or more Wholesale Master Services arrangements.

“CPR” means the International Institute for Conflict Prevention & Resolution.

“CPR Arbitration Rules” has the meaning set forth in Section 9.2(a).

“CS&L” has the meaning set forth in the Preamble.

“CS&L Business” means (i) the business of owning and operating an extensive copper cable network and local and long-haul fiber optic cable network located in the Facilities and utilized in the provision of advanced network communications and technology solutions to businesses and consumers (but, for the avoidance of doubt, not the actual provision of advanced network communications and technology solutions to businesses and customers) and (ii) the Consumer CLEC Business.

“CS&L Common Stock” has the meaning set forth in the Recitals.

“CS&L Confidential Information” has the meaning set forth in Section 8.2(a).

“CS&L Group” means CS&L, each Subsidiary of CS&L and each other Person that is controlled directly or indirectly by CS&L, in each case immediately after the Effective Time; provided, however, that no director, officer, employee, agent or other representative of any of the foregoing who is a natural person shall be deemed to be a member of the CS&L Group.

“CS&L Indemnified Parties” has the meaning set forth in Section 7.3.

“Dispute” has the meaning set forth in Section 9.1(a).

“Distribution” has the meaning set forth in the Recitals.

“Distribution Agent” means Computershare Investor Services L.L.C.

“Distribution Date” means April 24, 2015, or such other time as determined by WHI in accordance with Section 3.3(b).

“Distribution Systems” has the meaning set forth in Section 2.2(a)(i)(C).

“Effective Time” means the time at which the External Distribution occurs on the Distribution Date, which shall be deemed to be 12:01 a.m., New York City Time, on the Distribution Date.

“Electronics” means any and all electronics used in connection with the Facilities that process, compress, modify and route signals along the Distribution Systems, including, but not limited to, digital subscriber line access multiplexers, digital loop carriers, routers, wave division multiplexers and switches.

“Employee Matters Agreement” means the Employee Matters Agreement in substantially the form attached hereto as Exhibit C, to be entered into by and among certain members of the WHI Group and certain members of the CS&L Group on or prior to the Distribution Date.

“Environmental Law” means any Law relating to pollution, protection or restoration of or prevention of harm to the environment or natural resources, including the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials or the protection of or prevention of harm to human health and safety.

“Environmental Permit” means any license, certificate, permit, registration, approval, authorization or consent that is required pursuant Environmental Laws.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made.

“Excluded Assets” has the meaning set forth in Section 2.2(b).

“Excluded Liabilities” has the meaning set forth in Section 2.3(b).

“External Distribution” has the meaning set forth in the Recitals.

“Facilities” means those operational facilities categorized by geographic area set forth in Schedule 1.1(b) hereto and to be further generally described in a letter, dated on or around the Distribution Date, delivered by WHI and WIN and acknowledged by CS&L, which are the subject of the Master Lease and this Agreement.

“Financing Arrangements” has the meaning set forth in Section 3.2(j).

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not reasonably have been foreseen by such Party (or such Person), or, if it could have reasonably been foreseen, was unavoidable, and includes acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one (1) or more acts of terrorism or failure of energy sources. Notwithstanding the foregoing, the receipt by a Party of an unsolicited takeover offer or other acquisition proposal, even if unforeseen or unavoidable, and such Party’s response thereto shall not be deemed an event of Force Majeure.

“GAAP” means United States generally accepted accounting principles, consistently applied throughout the periods presented in accordance with WHI’s historical policies and practices.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Group” means the WHI Group or the CS&L Group, as the context requires.

“Hazardous Materials” means any chemical, material, substance, waste, pollutant, emission, discharge, release or contaminant that could result in liability under, or that is prohibited, limited or regulated by or pursuant to, any Environmental Law, and any natural or artificial substance (whether solid, liquid or gas, noise, ion, vapor or electromagnetic) which could cause harm to human health or the environment, including petroleum, petroleum products and byproducts, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, electronic, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances.

“Improvements” has the meaning set forth in Section 2.2(a)(i)(B).

“Indemnified Party” has the meaning set forth in Section 7.6(a).

“Indemnifying Party” has the meaning set forth in Section 7.6(a).

“Indemnity Payment” has the meaning set forth in Section 7.6(a).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Information Statement” means the information statement, attached as an exhibit to the Registration Statement, and any related documentation to be provided to holders of WHI Common Stock in connection with the External Distribution, including any amendments or supplements thereto.

“Insurance Proceeds” means those monies (i) received by an insured from an insurance carrier, (ii) paid by an insurance carrier on behalf of the insured or (iii) received (including by way of set off) from any third Person in the nature of insurance, contribution or indemnification in respect of any Liability; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“Intellectual Property Matters Agreement” means the Intellectual Property Matters Agreement in substantially the form attached hereto as Exhibit D, to be entered into by and among certain members of the WHI Group and certain members of the CS&L Group on or prior to the Distribution Date.

“Interim Pro Forma Income Statements” has the meaning set forth in Section 5.8(b).

“Internal Distribution” has the meaning set forth in the Recitals.

“Internal Reorganization” has the meaning set forth in the Recitals.

“IRS” means the United States Internal Revenue Service.

“Land” has the meaning set forth in Section 2.2(a)(i)(A).

“Law” means any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” means any and all debts, guarantees, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable, including those arising under any Law, claim (including any third Person product liability claim), demand, Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Lien” means any pledge, claim, lien, mortgage, deed of trust, charge, restriction, control, easement, right of way, exception, reservation, lease, license, grant, covenant or condition, encumbrance or security interest of any kind or nature whatsoever.

“Listing Application” has the meaning set forth in Section 3.1(b).

“Master Lease” means the Master Lease Agreement to be entered into among WHI, CSL National, LP and the other entities listed on the schedules thereto as “Landlord” prior to or as of the Effective Time.

“Master Services Agreement” means the Master Services Agreement in substantially the form attached hereto as Exhibit G, to be entered into by and among certain members of the WHI Group and certain members of the CS&L Group on or prior to the Distribution Date.

“NASDAQ” means The NASDAQ Global Select Market.

“Net Working Capital” means (A) the sum of all accounts receivable balances (to be collected and retained by WHI Group), net of allowance for bad debt, relating to the CS&L Business less (B) the sum of all accrued interconnection costs and accrued payroll paid by the WHI Group relating to the CS&L Business, in each case computed in accordance with GAAP and in a manner consistent with the sample calculation set forth in Schedule 8.9 hereto and, to the extent not inconsistent therewith, all accounting principles, practices, methodologies and policies used in the preparation of the financial statements included in the Information Statement.

“Offering Memorandum” means any offering memorandum related to the Financing Arrangements.

“Parties” has the meaning set forth in the Preamble.

“Permitted Lien” means: (i) Liens securing Taxes, the payment of which is not delinquent, that may be paid without interest or penalties or the validity or amount of which is actively being contested in good faith by appropriate proceedings diligently pursued; (ii) zoning laws, building codes, rights-of ways and other land use laws and ordinances applicable to the Assigned Assets that are not violated by the existing structures or present uses thereof or the transfer of the Assigned Assets; (iii) carriers’, warehousemen’s, materialmen’s, workmen’s, repairmen’s and mechanics’ liens, and other similar liens arising or incurred in the ordinary course of business that secure payment of obligations arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued; (iv) subleases, including but not limited to any rights to use through a dark fiber agreement, a dim fiber agreement, or a collocation agreement, and (v) easements, pole agreements, permits, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Facilities, not individually or in the aggregate materially interfering with the conduct of the business on the Facilities, taken as a whole.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or other entity.

“Plan of Reorganization” has the meaning set forth in Section 2.1(a).

“Private Letter Ruling” has the meaning set forth in the Recitals.

“Record Date” means April 10, 2015.

“Registration Statement” means the registration statement on Form 10 of CS&L with respect to the registration under the Exchange Act of the CS&L Common Stock, including any amendments or supplements thereto.

“REIT(s)” has the meaning set forth in the Recitals.

“Reorganization” has the meaning set forth in the Recitals.

“Representatives” has the meaning set forth in Section 8.2(a).

“Required Approvals” means those Approvals or Notifications set forth in Schedule 2.5(a).

“Reverse Transition Services Agreement” means the Reverse Transition Services Agreement in substantially the form attached hereto as Exhibit H, to be entered into by and among certain members of the WHI Group and certain members of the CS&L Group on or prior to the Distribution Date.

“RUS” means the Rural Utilities Service.

“RUS Stimulus Assets” means the assets that constitute collateral under the RUS grant and security agreements pursuant to which members of the WHI Group obtained grants pursuant to the American Recovery and Reinvestment Act of 2009.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made.

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any other nature.

“Skadden” has the meaning set forth in Section 3.2(c).

“Software” means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) documentation, including user manuals and other training documentation, relating to any of the foregoing.

“Special Damages” has the meaning set forth in Section 7.9.

“Stockholder’s and Registration Rights Agreement” means the Stockholder’s and Registration Rights Agreement in substantially the form attached hereto as Exhibit F, to be entered into by and between Windstream and CS&L on or prior to the Distribution Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Tax” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement, in substantially the form attached hereto as Exhibit B, to be entered into by and among certain members of the WHI Group and certain members of the CS&L Group on or prior to the Distribution Date.

“Tax Return” has the meaning set forth in the Tax Matters Agreement.

“Third Party Claim” has the meaning set forth in Section 7.7(a).

“Transaction Agreements” means this Agreement, the Master Lease, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the Wholesale Master Services Agreement, the Stockholder’s and Registration Rights Agreement, the Master Services Agreement, the Reverse Transition Services Agreement and the Transfer Agreements.

“Transactions” means, collectively, (i) the Internal Reorganization, (ii) the Reorganization, (iii) the Distribution and (iv) all other transactions contemplated by this Agreement or any other Transaction Agreement.

“Transfer Agreements” means the Assignment Agreements and any other document executed by WHI, Windstream, CS&L or their applicable Affiliates or Subsidiaries in connection with the transactions contemplated by Section 2.1(b) and Section 2.4(b).

“Transition Services Agreement” means the Transition Services Agreement in substantially the form attached hereto as Exhibit A, to be entered into by and among certain members of the WHI Group and certain members of the CS&L Group on or prior to the Distribution Date.

“WHI” has the meaning set forth in the Preamble.

“WHI Business” means the provision of advanced network communications and technology solutions to businesses and customers and any other businesses and operations conducted prior to the Effective Time by any member of the WHI Group that are not included in the CS&L Business.

“WHI Common Stock” has the meaning set forth in the Recitals.

“WHI Confidential Information” has the meaning set forth in Section 8.2(b).

“WHI Group” means WHI, each Subsidiary of WHI and each other Person that is controlled directly or indirectly by WHI, in each case immediately after the Effective Time; provided, however, that no director, officer, employee, agent or other representative of any of the foregoing who is a natural person shall be deemed a member of the WHI Group.

“WHI Indemnified Parties” has the meaning set forth in Section 7.2.

“Wholesale Master Services Agreement” means the Wholesale Master Services Agreement in substantially the form attached hereto as Exhibit E, to be entered into by and among certain members of the WHI Group and certain members of the CS&L Group on or prior to the Distribution Date.

“Windstream” has the meaning set forth in the Preamble.

ARTICLE II

THE REORGANIZATION

2.1 Transfer of Assets; Assumption of Liabilities.

(a) Prior to the Distribution, WHI, Windstream and CS&L shall complete the Internal Reorganization and the Reorganization in accordance with the plan and structure set forth on Schedule 2.1(a) (such plan and structure being referred to herein as the “Plan of Reorganization”). As part of the Plan of Reorganization, and without limiting the other steps set forth in the Plan of Reorganization:

(i) Windstream and CS&L shall or shall cause their Subsidiaries to execute the Assignment Agreements, pursuant to the terms of which, in the aggregate, Windstream and its Subsidiaries shall transfer, convey and deliver to CS&L and its Subsidiaries, and CS&L and its Subsidiaries shall accept from Windstream, the Assigned Assets (but not the Excluded Assets) and CS&L and its Subsidiaries shall accept, assume and agree faithfully to perform, discharge and fulfill all the Assumed Liabilities (but not the Excluded Liabilities) in accordance with their respective terms. From and after the execution of the Assignment Agreements, CS&L and its Subsidiaries shall be responsible for all Assumed Liabilities, regardless of when or where such Assumed Liabilities arose or arise or against whom such Assumed Liabilities are asserted, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the WHI Group or the CS&L Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates; and

(ii) Contemporaneously with the execution of the Assignment Agreements, CS&L shall issue to Windstream the CS&L Common Stock and transfer, directly or indirectly, to Windstream the Cash Payment and those certain debt securities and loans to be issued by CS&L as part of the Financing Arrangements.

(b) In furtherance of the assignment, transfer, conveyance and delivery of the Assigned Assets and the assumption of the Assumed Liabilities in accordance with Section 2.1(a)(i) and the issuance by CS&L to Windstream of the CS&L Common Stock and the transfer by CS&L to Windstream of the Cash Payment and debt securities and loans in accordance with Section 2.1(a)(ii), on the date that such Assignment Agreements are signed (i) Windstream shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such additional bills of sale, quitclaim deeds, stock or equity powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment and other documents as and to the extent deemed by CS&L to be reasonably necessary to evidence the transfer, conveyance and assignment of the Assigned Assets to CS&L and its Subsidiaries, and (ii) CS&L shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such additional assumptions of contracts and other instruments of assumption, additional bills of sale, quitclaim deeds, stock or equity powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment and other documents as and to the extent deemed by Windstream to be reasonably necessary to evidence the valid and effective assumption of the Assumed Liabilities by CS&L and its Subsidiaries, the issuance by CS&L to Windstream of the CS&L Common Stock and the transfer to Windstream of those certain debt securities and loans reference in Section 2.1(a)(ii) above.

(c) If at any time or from time to time (whether prior to or after the Effective Time), any Party (or any member of such Party’s respective Group), shall receive or otherwise possess any Asset or Liability that is allocated to any other Person pursuant to this Agreement or any other Transaction Agreement, such Party shall, as applicable, promptly transfer or accept, or cause to be transferred or accepted, such Asset or Liability, as the case may be, to the Person entitled to such Asset or responsible for such Liability, as the case may be. Prior to any such transfer, the Person receiving, possessing or responsible for such Asset or Liability shall be deemed to be holding such Asset or Liability, as the case may be, in trust for any such other Person.

(d) CS&L, on its own behalf and on behalf of each other member of the CS&L Group, hereby waives compliance by each and every member of the WHI Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Assigned Assets to any member of the CS&L Group.

2.2 Assigned Assets.

(a) For purposes of this Agreement, “Assigned Assets” shall mean (without duplication):

(i) All of the WIN Group’s rights, title and interest in and to the following with respect to each of the Facilities:

(A) the real property or properties specifically listed in the letter contemplated in the definition of Facilities and all other real property or properties owned by the WIN Group in the geographical areas of the Facilities that are (i) the locations for central offices, remote switching locations, or other switching facilities and (ii) necessary for the use and operation of, or currently used in the operation of, the Distribution Systems associated with such Facilities (the “Land”);

(B) all buildings, structures, and other improvements and fixtures of every kind now or hereafter located on the Land or connected thereto including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent the WIN Group has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures, including all HVAC systems and components, generators and fire suppression systems (the “Improvements”);

(C) all fiber optic cable lines, copper cable lines, conduits, telephone poles, attachment hardware (including bolts and lashing), guy wires, anchors, pedestals, concrete pads, amplifiers and such other fixtures, and other items of property, including all components thereof (such as cross connect cabinets, windstream outside plant mini-cabinet mounting post (WOMP), fiber distribution hubs, fiber access terminals and first entry fiber splice cases), that are now or hereafter located in, on or used in connection with and permanently affixed to or otherwise incorporated into the Facilities, together with all replacements, modifications, alterations and additions thereto, up through and at the meeting and demarcation points described on Schedule 2.2(a)(i)(C) (the “Distribution Systems”); and

(D) all system maps and records for the Distribution Systems.

(ii) all Assigned Contracts;

(iii) all rights to the “Talk America” name and logo and related domains; and

(iv) any and all Assets owned or held immediately prior to the Effective Time by Windstream or any of its Subsidiaries that are used primarily in, or that primarily relate to, the CS&L Business (the intention of this clause (iv) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the Parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as an Assigned Asset; no Asset shall be deemed to be an Assigned Asset solely as a result of this clause (iv) if such Asset is within the category or type of Asset expressly covered by the terms of another Transaction Agreement unless the Party claiming entitlement to such Asset can establish that the omission of the transfer or conveyance of such Asset was inadvertent).

(b) For the purposes of this Agreement, “Excluded Assets” shall mean (without duplication), (i) any and all Assets of the WHI Group as of the Effective Time that are not expressly contemplated by this Agreement to be Assigned Assets and (ii) those Assets listed or described on Schedule 2.2(b).

2.3 Assumed Liabilities.

(a) For the purposes of this Agreement, “Assumed Liabilities” shall mean (without duplication):

(i) all Liabilities to the extent relating to, arising out of or resulting from any Assigned Assets, whether arising before, at or after the Effective Time; and

(ii) those Liabilities set forth on Schedule 2.3(a).

(b) For the purposes of this Agreement, “Excluded Liabilities” shall mean (without duplication), (i) any and all Liabilities of WHI, Windstream and their respective Subsidiaries as of the Effective Time that are not expressly contemplated by this Agreement to be Assumed Liabilities, and (ii) those Liabilities listed or described on Schedule 2.3(b).

2.4 Transfer of Assets and Assumption of Liabilities from and after the Effective Time.

(a) To the extent any Excluded Asset is transferred or assigned to, or any Excluded Liability is assumed by, a member of the CS&L Group at the Effective Time or is owned or held by a member of the CS&L Group after the Effective Time, and to the extent any Assigned Asset has not been transferred or assigned to, or any Assumed Liability has not been assumed by, a member of the CS&L Group at the Effective Time or is owned or held by a member of the WHI Group after the Effective Time, from and after the Effective Time:

(i) CS&L or WHI, as applicable, shall, and shall cause its applicable Subsidiaries to, promptly assign, transfer, convey and deliver to the other Party or certain of its Subsidiaries designated by such Party, and CS&L or WHI, or such Subsidiaries, as applicable, shall accept from WHI or CS&L and such applicable Subsidiaries, such Assets of WHI or CS&L; and

(ii) WHI or CS&L, as applicable, or certain Subsidiaries of WHI or CS&L designated by such Party, shall promptly accept, assume and agree faithfully to perform, discharge and fulfill all such Liabilities of WHI or CS&L in accordance with their respective terms.

(b) In furtherance of the assignment, transfer, conveyance and delivery of Assets and the assumption of Liabilities set forth in this Section 2.4, and without any additional consideration therefor: (A) the applicable Party shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, quitclaim deeds, stock or equity powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of such Party’s and its Subsidiaries’ right and interest in and to the applicable Assets to the other Party and its Subsidiaries, and (B) the applicable Party shall execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the applicable Liabilities by such Party.

2.5 Approvals and Notifications.

(a) The Parties will use their commercially reasonable efforts to obtain all Required Approvals as soon as reasonably practicable; provided, however, that, except to the extent expressly provided in any of the other Transaction Agreements, neither WHI nor CS&L shall be obligated to contribute capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation) to any Person in order to obtain or make such Required Approvals.

(b) If and to the extent that it is mutually determined by the Parties prior to the Distribution Date that the transfer or assignment of any Assets or assumption of any Liabilities would be violative, in any material respect, of an applicable Law notwithstanding the receipt of the Required Approvals then, unless the Parties mutually shall otherwise determine, the transfer or assignment of such Assets or the assumption of such Liabilities, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all Approvals or Notifications necessary to resolve such violation of Law have been obtained or made; provided, however, that if such Approvals or Notifications are not obtained or made, in each case by the second (2nd) anniversary of the Distribution Date, then, unless the Parties mutually shall otherwise determine, all Assets and Liabilities that are held by any member of the WHI Group or the CS&L Group, as the case may be, will be retained by such Party indefinitely, and the Parties shall execute mutually acceptable documentation to such effect in accordance with applicable Law.

(c) If any transfer or assignment of any Assigned Asset or any assumption of any Assumed Liability intended to be transferred, assigned or assumed hereunder, as the case may be, is not consummated on or prior to the Distribution Date, whether as a result of the provisions of Section 2.5(b) or for any other reason, then the Parties shall use reasonable best efforts to effect such transfer, assignment or assumption as promptly following the Distribution Date as shall be practicable. The member of the WHI Group retaining such Assigned Asset or such Assumed Liability, as the case may be, shall thereafter hold such Assigned Asset or Assumed Liability, as the case may be, for the use and benefit of the member of the CS&L Group entitled thereto (at the expense of the member of the CS&L Group entitled thereto) until such Assigned Asset or Assumed Liability is transferred to a member of the CS&L Group or until such Assigned Asset or Assumed Liability is retained by the member of the WHI Group pursuant to Section 2.5(b), whichever is sooner, and CS&L shall, or shall cause the applicable member of the CS&L Group to, pay or reimburse the Party retaining such Assumed Liability for all amounts paid or incurred in connection with the retention of such liability. In addition, for such period, the member of the WHI Group retaining such Assigned Asset or such Assumed Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Assigned Asset or Assumed Liability in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by the member of the CS&L Group to whom such Assigned Asset is to be transferred or assigned, or which will assume such Assumed Liability, as the case may be (including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assigned Asset or Assumed Liability), in order to place such member of the CS&L Group in a substantially similar position as if such Assigned Asset or Assumed Liability had been transferred, assigned or assumed as contemplated hereby and so that all the benefits and burdens relating to such Assigned Asset or Assumed Liability, as the case may be, including use, risk of loss, potential for gain, and dominion, control and command over such Assigned Asset or Assumed Liability, as the case may be, is to inure from and after the Effective Time to the CS&L Group. In furtherance of the foregoing, the Parties agree that, as of the Distribution Date, each member of the CS&L Group shall be deemed to have acquired complete and sole beneficial ownership over all of the Assigned Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Assumed Liabilities, and all duties, obligations and responsibilities incident thereto, which such member is entitled to acquire or required to assume pursuant to the terms of this Agreement.

(d) With respect to Assigned Assets or Assigned Liabilities described in Section 2.5(c), each of WHI and CS&L shall, and shall cause the members of its respective Group to, (i) treat for all income Tax purposes, (A) any Assigned Asset retained by the WIN Group as having been transferred to and owned by the member of the CS&L Group entitled to such Assigned Asset not later than the Distribution Date and (B) any Assigned Liability retained by the WHI Group as a liability having been assumed and owned by the member of the CS&L Group intended to be subject to such Assumed Liabilities not later than the Distribution Date and (ii) neither report nor take any income Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or good faith resolution of a Tax Contest relating to income Taxes).

(e) If and when any violation of Law contemplated in Section 2.5(b) has been resolved, the transfer or assignment of the applicable Assigned Asset or the assumption of the applicable Assumed Liability, as the case may be, shall be effected in accordance with the terms of this Agreement and/or the applicable Transaction Agreement.

(f) Any member of the WHI Group retaining an Assigned Asset or Assumed Liability due to the deferral of the transfer or assignment of such Assigned Asset or the deferral of the assumption of such Assumed Liability, as the case may be, shall not be obligated, in connection with the foregoing and unless required by the Master Lease or the Parties have executed documentation providing for such asset or liability to be retained by such Party pursuant to Section 2.5(b), to expend any money unless the necessary funds are advanced (or otherwise made available) by CS&L or the member of the CS&L Group entitled to the Assigned Asset or Assumed Liability, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by CS&L or the member of the CS&L Group entitled to such Assigned Asset or Assumed Liability.

(g) To the extent any Assigned Asset intended to be subject to the Master Lease is retained by a member of the WHI Group, the rent payable under the Master Lease and the other obligations of the tenant under the Master Lease with respect to such Assigned Asset shall not be impacted by the retention of such Assigned Asset by a member of the WHI Group (and such rent and other obligations shall be determined as if such Assigned Asset had been transferred or assigned to CS&L or a member of the CS&L Group).

2.6 Responsibility for Assumed Liabilities Retained by WHI. If WHI or CS&L is unable to obtain, or to cause to be obtained, any consent, substitution, approval, amendment or release required to transfer an Assumed Liability to a member or members of the CS&L Group, then until the second (2nd) anniversary of the Effective Time, the applicable member of the WHI Group shall continue to be bound by such agreement, lease, license or other obligation or Liability and, unless not permitted by the terms thereof or by Law, CS&L shall, as agent or subcontractor for such member of the WHI Group, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of such member of the WHI Group that constitute Assumed Liabilities, as the case may be, thereunder from and after the Effective Time. CS&L shall indemnify each WHI Indemnified Party, and hold each of them harmless, against any Liabilities arising in connection therewith; provided, that pursuant hereto CS&L shall have no obligation to indemnify any WHI Indemnified Party that has engaged in any knowing and intentional violation of Law, breach of contract, tort, fraud or misrepresentation in connection therewith. WHI shall cause each member of the WHI Group without further consideration, to pay and remit, or cause to be paid or remitted, to CS&L, promptly all money, rights and other consideration received by it or any member of the WHI Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, substitution, approval, amendment or release shall be obtained or the obligations under such agreement, lease, license or other obligations or Liabilities shall otherwise become assignable or able to be novated, WHI shall promptly assign, or cause to be assigned, all its obligations and other Liabilities thereunder or any obligations of any member of the WHI Group to CS&L without payment of further consideration and CS&L shall, without the payment of any further consideration, assume such obligations in accordance with the terms of this Agreement and/or the applicable Transaction Agreement.

ARTICLE III

THE DISTRIBUTION

3.1 Actions on or Prior to the Distribution. Prior to the Distribution, the following shall occur:

(a) Securities Filings. Prior to the date of this Agreement, the Parties have caused the Registration Statement to be prepared and filed with the SEC and to become effective and have either caused the Information Statement to be mailed to the holders of record of WHI Common Stock as of the Record Date or posted the Information Statement online and caused a notice of the availability thereof to be mailed to the holders of record of WHI Common Stock as of the Record Date. The Parties shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments or supplements thereto that are necessary or appropriate in order to effect the Transactions, or to reflect the establishment of, or amendments to, any employee benefit plans contemplated hereby. The Parties shall take all such action as may be necessary or appropriate under state and foreign securities or “blue sky” Laws in connection with the Transactions.

(b) Listing. Prior to the date of this Agreement, the Parties have caused an application for the listing on NASDAQ, of the CS&L Common Stock that will be issued to the holders of WHI Common Stock in the External Distribution (the “Listing Application”) to be prepared and filed. The Parties shall use commercially reasonable efforts to have the Listing Application approved, subject to official notice of issuance, as soon as reasonably practicable following the date of this Agreement. WHI shall give NASDAQ notice of the Record Date in compliance with Rule 10b-17 under the Exchange Act.

(c) Distribution Agent. WHI shall enter into a distribution agent agreement with the Distribution Agent or otherwise provide instructions to the Distribution Agent regarding the Distribution.

(d) Efforts. To the extent that any Required Approval has not been obtained prior to the date of this Agreement, the Parties will use commercially reasonable efforts to obtain, or cause to be obtained, such Required Approval prior to the Effective Time. If any Approval or Notification other than a Required Approval has not been obtained from or made to any third Person prior to the Effective Time, the Parties shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable and, if any provision of this Agreement cannot be implemented due to the absence of such Approval or Notification, the Parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

(e) Transaction Agreements. Prior to the Effective Time, each Party shall execute and deliver, and shall cause each applicable member of its Group to execute and deliver, as applicable, the Transaction Agreements and such other written agreements, documents or instruments as the Parties may agree are reasonably necessary or desirable in connection with the Transactions.

(f) Governance Matters. On or prior to the Distribution Date, the Parties shall take all necessary actions to adopt the Articles of Amendment and Restatement of CS&L (the “Articles of Amendment and Restatement”) and the Amended and Restated Bylaws of CS&L (the “Amended and Restated Bylaws”), each substantially in the forms filed by CS&L with the SEC as exhibits to the Registration Statement. On or prior to the Distribution Date, the Parties shall take all necessary action so that, as of the Distribution Date, the officers and directors of CS&L will be as set forth in the Information Statement, with such changes as may be reasonably acceptable to WHI.

3.2 Conditions Precedent to Distribution. In no event shall the Distribution occur unless each of the following conditions shall have been satisfied (or waived by WHI, in whole or in part, in its sole discretion):

(a) each of the other Transaction Agreements shall have been duly executed and delivered by the parties thereto;

(b) the Internal Reorganization and the Reorganization shall have been completed in accordance with the Plan of Reorganization;

(c) the Private Letter Ruling shall not have been revoked or modified in any material respect and WHI shall have received the opinions of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), in form and substance satisfactory to WHI, confirming, among other things, that certain aspects of the Reorganization and Distribution, together with certain related transactions, should qualify as tax-free to WHI, Windstream, CS&L and holders of WHI Common Stock for U.S. federal income tax purposes under Sections 355, 368(a)(1)(D) and 361 and related provisions of the Code;

(d) WHI and Windstream shall have received such solvency opinions and appraisals, each in such form and substance, as they shall deem necessary, appropriate or advisable in connection with the consummation of the Transactions;

(e) the Registration Statement shall have been declared effective by the SEC, with no stop order in effect with respect thereto, and no proceedings for such purpose shall be pending before, or threatened by, the SEC, and the Information Statement shall have been mailed to holders of WHI Common Stock as of the Record Date;

(f) all actions and filings necessary or appropriate under applicable federal, state or foreign securities or “blue sky” Laws and the rules and regulations thereunder shall have been taken and, where applicable, become effective or been accepted;

(g) the CS&L Common Stock to be delivered in the Distribution shall have been accepted for listing on NYSE or NASDAQ, subject to compliance with applicable listing requirements;

(h) no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution or any of the transactions related thereto, including the Internal Reorganization or the Reorganization, shall be threatened, pending or in effect;

(i) all Required Approvals shall have been obtained and be in full force and effect;

(j) (i) CS&L shall have entered into the financing transactions described in the Registration Statement or the Information Statement and contemplated to occur on or prior to the Distribution Date, and WHI and Windstream shall have entered into the financing transactions and credit agreement amendments to be entered into in connection with the Plan of Reorganization (collectively, the “Financing Arrangements”) and the respective amendments thereunder shall have become effective and financings thereunder shall have been consummated and shall be in full force and effect, and (ii) CS&L shall have transferred to WHI or the applicable member of the WHI Group, no later than immediately prior to the Distribution, as contemplated by the Plan of Reorganization, (x) CS&L debt securities with a principal amount approximately equal to $2.35 billion, (y) an amount in cash that will not exceed the total adjusted basis of all of the Assigned Assets (the “Cash Payment”), and (z) all of the stock of CS&L;

(k) on or prior to the Distribution, the persons specified in the Information Statement shall have been duly elected as members of CS&L’s board of directors;

(l) WHI, Windstream and CS&L shall each have taken all necessary action that may be required to provide for the adoption by CS&L of the Articles of Amendment and Restatement and the Amended and Restated Bylaws, and CS&L shall have filed the Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation;

(m) at or prior to the Effective Time, WHI, Windstream and CS&L shall have taken all actions as may be necessary to approve the stock-based employee benefit plans of CS&L in order to satisfy the applicable rules and regulations of NYSE or NASDAQ; and

(n) no other condition shall fail to be satisfied and no event or development shall have occurred or exist that, in the judgment of the board of directors of WHI, in its sole discretion, makes it inadvisable to effect the Transactions.

Notwithstanding Section 3.1(d) or any other provision hereof, each of the foregoing conditions is for the sole benefit of WHI and shall not give rise to or create any duty on the part of WHI or its board of directors to waive or not to waive any such condition or to effect the Internal Reorganization, the Reorganization and the Distribution, or in any way limit WHI’s rights of termination set forth in this Agreement. Any determination made by WHI prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 3.2 shall be conclusive and binding on the Parties.

3.3 The Distribution.

(a) Subject to the terms and conditions set forth in this Agreement, including Section 3.3(b), (i) on or prior to the Distribution Date, WHI shall deliver to the Distribution Agent for the benefit of holders of record of WHI Common Stock on the Record Date book-entry transfer authorizations for such number of the issued and outstanding shares of CS&L Common Stock necessary to effect the External Distribution, (ii) the External Distribution shall be effective at the Effective Time, and (iii) WHI shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Effective Time, to each holder of record of WHI Common

Stock as of the Record Date, by means of a pro rata distribution, one (1) share of CS&L Common Stock, or such other number of shares of CS&L Common Stock as shall have been agreed to by the Parties and set forth in the Information Statement, for every one (1) share of WHI Common Stock so held. Following the Distribution Date, CS&L agrees to provide all book-entry transfer authorizations for shares of CS&L Common Stock that WHI or the Distribution Agent shall require in order to effect the External Distribution.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, WHI SHALL, IN ITS SOLE AND ABSOLUTE DISCRETION, DETERMINE THE DISTRIBUTION DATE AND ALL TERMS OF THE DISTRIBUTION, INCLUDING THE FORM, STRUCTURE AND TERMS OF ANY TRANSACTIONS AND/OR OFFERINGS TO EFFECT THE DISTRIBUTION AND THE TIMING OF AND CONDITIONS TO THE CONSUMMATION THEREOF. IN ADDITION, WHI MAY AT ANY TIME AND FROM TIME TO TIME UNTIL THE COMPLETION OF THE DISTRIBUTION DECIDE TO ABANDON THE DISTRIBUTION OR MODIFY OR CHANGE THE TERMS OF THE DISTRIBUTION, INCLUDING BY ACCELERATING OR DELAYING THE TIMING OF THE CONSUMMATION OF ALL OR PART OF THE DISTRIBUTION.

(c) The Parties agree that this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE IV

ACCESS TO INFORMATION

4.1 Agreement for Exchange of Information. After the Effective Time (or such earlier time as the Parties may agree) and until the fifth (5th) anniversary of the date of this Agreement, each of WHI and CS&L, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting Party reasonably needs; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

4.2 Ownership of Information. Any Information owned by one Group that is provided to a requesting Party pursuant to Section 4.1 shall be deemed to remain the property of the providing Party, except where such Information is an Asset of the requesting Party pursuant to the provisions of this Agreement or any other Transaction Agreement. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any Information requested or provided pursuant to Section 4.1.

4.3 Compensation for Providing Information. The Party requesting Information agrees to reimburse the other Party for the reasonable out-of-pocket costs and expenses, if any of creating, gathering and copying such Information to the extent that such costs are incurred in connection with such other Party’s provision of Information in response to the requesting Party.

4.4 Record Retention.

(a) To facilitate the possible exchange of Information pursuant to this Article IV and other provisions of this Agreement after the Effective Time, the Parties agree to use their commercially reasonable efforts to retain all Information in their respective possession or control in accordance with the policies or ordinary course practices of WHI in effect on the Distribution Date (including any Information that is subject to a “Litigation Hold” issued by any Party prior to the Distribution Date) or such other policies or practices as may be reasonably adopted by the appropriate Party after the Effective Time.

(b) Except in accordance with its, or its applicable Subsidiaries’, policies and ordinary course practices, no Party will destroy, or permit any of its Subsidiaries to destroy, any Information that would, in accordance with such policies or ordinary course practices, be archived or otherwise filed in a centralized filing system by such Party or its applicable Subsidiaries; in furtherance of the foregoing, no Party will destroy, or permit any of its Subsidiaries to destroy, any Information required to be retained by applicable Law.

(c) In the event of any Party’s or any of its Subsidiaries’ inadvertent failure to comply with its applicable document retention policies as required under this Section 4.4, such Party shall be liable to the other Party solely for the amount of any monetary fines or penalties imposed or levied against such other Party by a Governmental Authority (which fines or penalties shall not include any Liabilities asserted in connection with the claims underlying the applicable Action, other than fines or penalties resulting from any claim of spoliation) as a result of such other Party’s inability to produce Information caused by such inadvertent failure and, notwithstanding Sections 7.2 and 7.3, shall not be liable to such other Party for any other Liabilities.

4.5 Liability. No Party shall have any liability to any other Party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the Party providing such Information.

4.6 Other Agreements Providing for Exchange of Information.

(a) The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any other Transaction Agreement.

(b) Any Party that receives, pursuant to a request for Information in accordance with this Article IV, Information that is not relevant to its request shall (i) either destroy such Information or return it to the providing Party and (ii) deliver to the providing Party a certificate certifying that such Information was destroyed or returned, as the case may be, which certificate shall be signed by an officer of the requesting Party holding the title of vice president or above.

(c) When any Information provided by one Group to the other (other than Information provided pursuant to Section 4.4) is no longer needed for the purposes contemplated by this Agreement or any other Transaction Agreement or is no longer required to be retained by applicable Law, the receiving Party will promptly after request of the other Party either return to the other Party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

4.7 Production of Witnesses; Records; Cooperation.

(a) After the Effective Time, except in the case of an adversarial Action by one Party against another Party, each Party hereto shall use its commercially reasonable efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting Party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all reasonable out-of-pocket costs and expenses in connection therewith.

(b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the Indemnified Party shall use commercially reasonable efforts to make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such persons (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or the prosecution, evaluation or pursuit thereof, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be. The Indemnifying Party shall bear all reasonable out-of-pocket costs and expenses in connection therewith.

(c) For the avoidance of doubt, the provisions of this Section 4.7 are in furtherance of the provisions of Section 4.1 and shall not be deemed to in any way limit or otherwise modify the Parties’ rights and obligations under Section 4.1.

4.8 Conflicts; Privilege. Each of the Parties acknowledges that WHI and Windstream retained Skadden to act as counsel to the WHI Group in connection with the Transactions, Skadden has not acted as counsel for any other Person in connection with the Transactions, and no other Person has the status of a client of Skadden for conflict of interest or any other purposes in connection with such Transactions. Each of the Parties further acknowledges that after the Effective Time, Skadden may act as counsel to the WHI Group in connection with matters arising out of or related to this Agreement, the Transactions and the business activities of the WHI Group prior to the Effective Time, and that Skadden’s prior representation of the WHI

Group shall not be deemed to be a disabling conflict with respect to such representation. Each of the Parties hereby waives any conflict of interest resulting from the foregoing. The Parties further agree that, as to all communications, whether written or electronic, among Skadden and any member of the WHI Group, and all of their files, attorney notes, drafts or other documents, that relate in any way to the Transactions, that predate the Effective Time and that are protected by the attorney-client privilege, the expectation of client confidence or any other rights to any evidentiary privilege, such protections belong to the WHI Group and may be controlled by the directors and officers of WHI and shall not pass to or be claimed by the CS&L Group. The Parties agree to take, and to cause their respective affiliates to take, all steps necessary to implement the intent of this Section 4.8. The Parties further agree that Skadden and its partners and employees are third party beneficiaries of this Section 4.8.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF WHI AND WINDSTREAM

Except as disclosed in any form, statement, document, schedule or report, together with any amendments thereto and exhibits or other information incorporated therein, filed with or furnished to the SEC by WHI or Windstream and publicly available on the EDGAR system prior to the date of this Agreement (excluding any disclosures set forth in any section thereof entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included therein to the extent that they are predictive or forward-looking in nature), each of WHI and Windstream hereby represents and warrants to CS&L as follows:

5.1 Organization and Authority. WHI is a corporation and Windstream is a limited liability company, each duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of WHI and Windstream has all requisite power and authority to enter into this Agreement and to carry out the Transactions, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Law, is, in all material respects, qualified to do business and in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

5.2 Due Authorization. The execution, delivery and performance of this Agreement by each of WHI and Windstream has been duly and validly authorized by all necessary action of WHI and Windstream, as applicable. This Agreement constitutes the legal, valid and binding obligation of each of WHI and Windstream, enforceable against each of WHI and Windstream in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Law relating to creditors’ rights and general principles of equity.

5.3 Consents and Approvals. Except for the Required Approvals:

(a) no material Approval or Notification is required to be obtained from or made to any Governmental Authority by WHI or Windstream in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, and

(b) no Approval or Notification is required to be obtained from or made to any third Person (other than a Governmental Authority or under and applicable Law) by WHI or

Windstream in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions that, if not obtained, would reasonably be expected to result in a material adverse effect on the CS&L Business.

5.4 No Violation. None of the execution, delivery or performance of this Agreement, or the consummation of the Transactions does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a material breach of, or constitute a material default under or give to others any right of termination, acceleration, cancelation or other right under (a) the organizational documents of WHI or Windstream, (b) any material agreement, document or instrument to which WHI or Windstream is a party or by which WHI or Windstream (or their assets or properties) are bound or (c) any term or provision of any judgment, order, writ, injunction or decree binding on WHI or Windstream (or their assets or properties).

5.5 Litigation. Except as may be listed in a letter, dated on or around the Distribution Date, delivered by WHI and WIN and acknowledged by CS&L, there is no material Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to WHI’s or Windstream’s knowledge, threatened in the last twelve months, against WHI, Windstream or their Subsidiaries with respect to any Assigned Asset or the CS&L Business. WHI, Windstream and their Subsidiaries are not bound by any material outstanding order, writ, injunction or decree of any Governmental Authority against or affecting all or any portion of the Assigned Assets or the CS&L Business.

5.6 Solvency. WHI and Windstream have been and will be solvent at all times prior to and immediately after giving effect to the Internal Reorganization, the Reorganization and the Distribution.

5.7 Ownership of Assigned Assets.

(a) Windstream or its Subsidiaries are, and as of immediately prior to the execution of the Assignment Agreements will be, the owner of the Assigned Assets and have the power and authority to transfer, sell, assign and convey to CS&L and its Subsidiaries the Assigned Assets free and clear of any Liens, except for Permitted Liens, and, upon delivery of the consideration for such Assigned Assets as provided in this Agreement, CS&L will, except for Permitted Liens and as set forth in Schedules 1.1(a) and 2.2(b), acquire good and valid title thereto, free and clear of any Liens. Except as provided for or contemplated by this Agreement, there are no rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (a) relating to the Assigned Assets or (b) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the Assigned Assets.

(b) Windstream or its Subsidiaries have good and marketable title in fee simple to all Land included within the Assigned Assets, free and clear of all Liens, other than Permitted Liens. There is no existing or, to WHI’s or Windstream’s knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, in respect of all or any material portion of any Land included within the Assigned Assets.

5.8 No Undisclosed Liabilities; Absence of Certain Changes or Events. No material liabilities or obligations (whether direct or indirect, accrued, contingent or otherwise) have been incurred with respect to the CS&L Business other than such liabilities and obligations as have been disclosed prior to the date hereof. Since January 1, 2014, there has not been any effect, change, fact, event, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to result in a material adverse effect on the CS&L Business.

5.9 Taxes. WHI, Windstream or their Subsidiaries have filed all material Tax Returns and material reports required to be filed by them (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) with respect to the Assigned Assets and the CS&L Business and all such returns and reports are accurate and complete in all material respects, and have paid (or had paid on their behalf) all material Taxes as required to be paid by them. No material deficiencies for any Taxes have been proposed, asserted or assessed against any WHI, Windstream or their Subsidiaries with respect to the Assigned Assets or the CS&L Business, and no material requests for waivers of the time to assess any such Taxes are pending.

5.10 Compliance With Laws. The Assigned Assets have been maintained and operated, and on the date hereof are, in compliance in all material respects with all applicable Laws (including, without limitation, those currently relating to fire, life safety, health codes and sanitation, Americans with Disabilities Act, zoning and building laws) whether Federal, state or local, foreign, except for Environmental Laws which are addressed solely by Section 5.12.

5.11 Licenses and Permits. To WHI’s and Windstream’s knowledge, all material licenses, permits and certificates (including certificates of occupancy), required in connection with the ownership, construction, use, occupancy, management, leasing and operation of the Assigned Assets have been obtained, are, in all material respects, in full force and effect and in good standing.

5.12 Environmental Compliance. To WHI’s and Windstream’s knowledge, the Assigned Assets are currently being operated in compliance in all material respects with all applicable Environmental Laws and Environmental Permits. Neither WHI nor Windstream has received, and to WHI’s and Windstream’s knowledge none of their Subsidiaries has received, any written notice from any Governmental Authority or any other Person claiming that WHI, Windstream or any of their Subsidiaries are in material violation of, or has any material liability under, any Environmental Law or Environmental Permit with respect to the Assigned Assets or the CS&L Business. To WHI’s and Windstream’s knowledge, there has been no spill or release of any Hazardous Materials that would reasonably be likely to result in any material claim under any Environmental Laws or Environmental Permit with respect to the Assigned Assets or the CS&L Business.

5.13 Exclusive Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, WHI, WINDSTREAM AND THEIR SUBSIDIARIES HAVE NOT MADE AND DO NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY IN CONNECTION WITH THE ASSIGNED ASSETS,

THE INTERNAL REORGANIZATION, THE REORGANIZATION, THE DISTRIBUTION OR THE TRANSACTIONS. Except as set forth in Article VI, WHI and Windstream acknowledge that no representation or warranty has been made by CS&L or its Subsidiaries with respect to the legal and tax consequences of the Internal Reorganization, the Reorganization, the Distribution or any other aspect of the Transactions and that they have not relied upon any other such representation or warranty.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF CS&L

Except as disclosed in the Registration Statement or the Information Statement, together with any amendments thereto and exhibits or other information incorporated therein, filed with or furnished to the SEC by CS&L and publicly available on the EDGAR system prior to the date of this Agreement (excluding any disclosures set forth in any section thereof entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included therein to the extent that they are predictive or forward-looking in nature), CS&L hereby represents and warrants to WHI and Windstream as follows:

6.1 Organization and Authority. CS&L is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. CS&L has all requisite power and authority to enter into this Agreement and to carry out the Transactions, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Law, is, in all material respects, qualified to do business and in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

6.2 Due Authorization. The execution, delivery and performance of this Agreement by CS&L has been duly and validly authorized by all necessary action of CS&L. This Agreement constitutes the legal, valid and binding obligation of CS&L, enforceable against CS&L in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Law relating to creditors’ rights and general principles of equity.

6.3 Consents and Approvals. Except as shall have been satisfied on or prior to the Effective Time, no material consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Law is required to be obtained by CS&L in connection with the execution, delivery and performance of this Agreement or the Transactions.

6.4 No Violation. None of the execution, delivery or performance of this Agreement, or the consummation of the Transactions, does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a material breach of, or constitute a material default under or give to others any right of termination, acceleration, cancelation or other right under (a) the organizational documents of CS&L, (b) any agreement, document or instrument to which CS&L is a party or by which CS&L (or its assets or properties) is bound or (c) any term or provision of any judgment, order, writ, injunction, or decree binding on CS&L (or its assets or properties).

6.5 Validity of CS&L Common Stock. The shares of CS&L Common Stock to be issued to Windstream pursuant to this Agreement have been duly authorized by CS&L and, when issued against the consideration therefor, will be validly issued by CS&L, free and clear of all Liens created by CS&L.

6.6 Litigation. There are no actions, suits or proceedings pending or, to CS&L’s knowledge, threatened against CS&L that arise from, are based upon, or challenge the validity of this Agreement or the consummation of the Transactions or that seek to prevent the consummation of the Transactions and that, in each case, if adversely determined could adversely impact CS&L’s ability to consummate the Transactions.

6.7 Solvency. CS&L has been and will be solvent at all times prior to and immediately after giving effect to the Distribution.

6.8 Limited Activities. Except as described in the Information Statement, CS&L and its Subsidiaries have not engaged in any material business or incurred any material obligations.

6.9 Exclusive Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI, CS&L AND ITS SUBSIDIARIES HAVE NOT MADE AND DO NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY IN CONNECTION WITH THE INTERNAL REORGANIZATION, THE REORGANIZATION, THE DISTRIBUTION OR THE TRANSACTIONS. Except as set forth Article V, CS&L acknowledges that no representation or warranty has been made by WHI, Windstream or their Subsidiaries with respect to the Internal Reorganization, the Reorganization, the Distribution or any other aspect of the Transactions and that CS&L has not relied upon any other such representation or warranty.

ARTICLE VII

RELEASE AND INDEMNIFICATION

7.1 Release of Pre-Distribution Claims.

(a) Except as provided in Section 7.1(c), effective as of the Effective Time, CS&L does hereby, for itself and each other member of the CS&L Group, release and forever discharge WHI and the other members of the WHI Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Effective Time have been shareholders, directors, officers, agents or employees of any member of the WHI Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Time, including in connection with the Transactions and all other activities to implement the Transactions.

(b) Except as provided in Section 7.1(c), effective as of the Effective Time, WHI does hereby, for itself and each other member of the WHI Group, release and forever discharge CS&L, the other members of the CS&L Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Effective Time have been directors, officers, agents or employees of any member of the CS&L Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Time, including in connection with the Transactions and all other activities to implement the Transactions.

(c) Nothing contained in Section 7.1(a) or Section 7.1(b) shall impair any right of any Person to enforce this Agreement or any other Transaction Agreement, in each case in accordance with its terms. In addition, nothing contained in Section 7.1(a) or Section 7.1(b) shall release any member of a Group from:

(i) any Liability, contingent or otherwise, assumed by, or allocated to, such Person in accordance with this Agreement or any other Transaction Agreement;

(ii) any Liability that such Person may have with respect to indemnification or contribution pursuant to this Agreement or any other Transaction Agreement for claims brought by third Persons, which Liability shall be governed by the provisions of this Article IX and, if applicable, the appropriate provisions of such other Transaction Agreements; or

(iii) any Liability the release of which would result in the release of any Person other than an Indemnitee; provided, that the Parties agree not to bring suit, or permit any other member of their respective Group to bring suit, against any Indemnitee with respect to such Liability.

(d) CS&L shall not make, and shall not permit any member of the CS&L Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against WHI, Windstream or any member of the WHI Group, or any other Person released pursuant to Section 7.1(a), with respect to any Liabilities released pursuant to Section 7.1(a). WHI and Windstream shall not, and shall not permit any member of the WHI Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification against CS&L or any member of the CS&L Group, or any other Person released pursuant to Section 7.1(b), with respect to any Liabilities released pursuant to Section 7.1(b).

7.2 General Indemnification by CS&L. Except as provided in Section 7.6, CS&L shall, and shall cause the other members of the CS&L Group to, indemnify, defend and hold harmless each member of the WHI Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “WHI Indemnified Parties”), from and against:

(i) any Assumed Liability, including the failure of any member of the CS&L Group or any other Person to pay, perform or otherwise promptly discharge any Assumed Liabilities in accordance with their respective terms, whether prior to, at or after the Effective Time; and

(ii) any breach by any member of the CS&L Group of any covenant or other agreement (but not the inaccuracy of any representation or warranty) set forth in this Agreement or of any Transaction Agreements other than the Master Lease, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and

in each case, without regard to when or where the loss, claim, accident, occurrence, event or happening giving rise to the Liability took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported and regardless of whether such loss, claim, accident, occurrence, event or happening giving rise to the Loss existed prior to, on or after the Distribution Date or relates to, arises out of or results from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, on or after the Distribution Date.

7.3 General Indemnification by WHI and Windstream. Except as provided in Section 7.6, WHI and Windstream shall jointly and severally indemnify, defend and hold harmless each member of the CS&L Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “CS&L Indemnified Parties”), from and against:

(i) any Excluded Liability, including the failure of any member of the WHI Group or any other Person to pay, perform or otherwise promptly discharge any Excluded Liabilities in accordance with their respective terms, whether prior to, at or after the Effective Time; and

(ii) any breach by any member of the WHI Group of any covenant or other agreement (but not the inaccuracy of any representation or warranty) set forth in this Agreement or of any of the Transaction Agreements other than the Master Lease, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein;

in each case, without regard to when or where the loss, claim, accident, occurrence, event or happening giving rise to the Liability took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported and regardless of whether such loss, claim, accident, occurrence, event or happening giving rise to the Loss existed prior to, on or after the Distribution Date or relates to, arises out of or results from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, on or after the Distribution Date.

7.4 Disclosure Indemnification. CS&L agrees to indemnify and hold harmless the WHI Indemnified Parties from and against any and all Liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, Information Statement or Offering Memorandum or any amendment of any thereof other than information that relates solely to the WHI Business. WHI and Windstream agree to jointly and severally indemnify and hold harmless the CS&L Indemnified Parties from and against any and all Liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Information Statement or Offering Memorandum or any amendment of any thereof that relates solely to the WHI Business.

7.5 Contribution. If the indemnification provided for in this Article VII is unavailable to, or insufficient to hold harmless, an indemnified Party under Section 7.4 hereof in respect of any Liabilities referred to therein, then each indemnifying Party shall contribute to the amount paid or payable by such indemnified Party as a result of such Liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying Party and the indemnified Party in connection with the actions which resulted in Liabilities as well as any other relevant equitable considerations. The relative fault of such indemnifying Party and indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying Party or indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For the purposes of this Section 7.5, the information relating to WHI and Windstream after the Effective Time set forth in the Registration Statement, Information or Offering Memorandum shall be the only “information supplied by” WHI and Windstream and all other information shall be deemed “information supplied by” CS&L.

7.6 Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a) Any Liability subject to indemnification or contribution pursuant to this Article VII will be net of Insurance Proceeds that actually reduce the amount of the Liability or Loss, as applicable. Accordingly, the amount which any Party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification under this Article VII (an “Indemnified Party”) will be reduced by any Insurance Proceeds (net of expenses related to recovery of such Insurance Proceeds) theretofore actually recovered by or on behalf of the Indemnified Party in respect of the related Liability, as applicable. If an Indemnified Party receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnified Party will pay to the Indemnifying Party an amount equal to such Insurance Proceeds but not exceeding the amount of the Indemnity Payment paid by the Indemnifying Party in respect of such Liability.

(b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto. The Indemnified Party shall use its commercially reasonable efforts to seek to collect or recover any third-party Insurance Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which the Indemnified Party is entitled in connection with any Liability for which the Indemnified Party seeks indemnification pursuant to this Article VII; provided, that the Indemnified Party’s inability to collect or recover any such Insurance Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

7.7 Procedures for Indemnification of Third Party Claims.

(a) If an Indemnified Party receives written notice that a Person (including any Governmental Authority) that is not a member of the WHI Group or the CS&L Group has asserted any claim or commenced any Action (collectively, a “Third Party Claim”) that may implicate an Indemnifying Party’s obligation to indemnify pursuant to Sections 7.2, 7.3 or 7.4, or any other Section of this Agreement or any other Transaction Agreement, the Indemnified Party shall provide the Indemnifying Party written notice thereof as promptly as practicable (and no later than twenty (20) days or sooner, if the nature of the Third Party Claim so requires) after becoming aware of the Third Party Claim. Such notice shall describe the Third Party Claim in reasonable detail and include copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. Notwithstanding the foregoing, the failure of an Indemnified Party to provide notice in accordance with this Section 7.7(a) shall not relieve an Indemnifying Party of its indemnification obligations under this Agreement, except to the extent to which the Indemnifying Party is actually prejudiced by the Indemnified Party’s failure to provide notice in accordance with this Section 7.7(a).

(b) Subject to this Section 7.7(b) and Section 7.7(c), an Indemnifying Party may elect to control the defense of (and seek to settle or compromise), at its own expense and with its own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party in accordance with Section 7.7(a) (or sooner, if the nature of the Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending the Third Party Claim and shall specify any reservations or exceptions to its defense. After receiving notice of an Indemnifying Party’s election to assume the defense of a Third Party Claim, whether with or without any reservations or exceptions with respect to such defense, an Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the Indemnified Party shall be responsible for the fees and expenses of its counsel and, in any event, shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, information and materials in such Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as are reasonably required by the Indemnifying Party. If an Indemnifying Party has elected to assume the defense of a Third Party Claim, whether with or without any reservations or exceptions with respect to such defense, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third Party Claim and shall not be entitled to seek any indemnification or reimbursement from the Indemnified Party for any such fees or expenses incurred during the course of its defense of such Third Party Claim, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense.

(c) Notwithstanding Section 7.7(b), if any Indemnified Party shall in good faith determine that there is an actual conflict of interest (whether legal, business or otherwise) if counsel for the Indemnifying Party represented both the Indemnified Party and Indemnifying Party, then the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, and the Indemnifying Party shall bear the reasonable fees and expenses of one (1) separate counsel for all Indemnified Parties.

(d) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnified Party of its election within thirty (30) days after the receipt of notice from an Indemnified Party as provided in Section 7.7(b), the Indemnified Party may defend the Third Party Claim at the cost and expense of the Indemnifying Party. If the Indemnified Party is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all witnesses, information and materials in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnified Party.

(e) Without the prior written consent of any Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, no Indemnified Party may settle or compromise, or seek to settle or compromise, any Third Party Claim; provided, however, in the event that the Indemnifying Party elects not to assume responsibility for defending a Third Party Claim or fails to notify the Indemnified Party of its election within thirty (30) days after the receipt of notice from the Indemnified Party as provided in Section 7.7(b), the Indemnified Party shall have the right to settle or compromise such Third Party Claim in its sole discretion. Without the prior written consent of any Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement of any pending or threatened Third Party Claim for which the Indemnified Party is seeking or may seek indemnity pursuant to this Section 7.7 unless such judgment or settlement is solely for monetary damages, does not impose any expense or obligation on the Indemnified Party, does not involve any finding or determination of wrongdoing or violation of law by the Indemnified Party and provides for a full, unconditional and irrevocable release of that Indemnified Party from all liability in connection with the Third Party Claim.

7.8 Additional Matters.

(a) Indemnification or contribution payments in respect of any Liabilities for which an Indemnified Party is entitled to indemnification or contribution under this Article VII shall be paid by the Indemnifying Party to the Indemnified Party as such Liabilities are incurred upon demand by the Indemnified Party, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnification or contribution payment, including documentation with respect to calculations made and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities. The indemnity and contribution agreements contained in this Article VII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Party, (ii) the knowledge by the Indemnified Party of Liabilities for which it might be entitled to indemnification or contribution hereunder and (iii) any termination of this Agreement.

(b) Any claim for indemnification under this Agreement which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnified Party to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30)-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such thirty (30)-day period or rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the other Transaction Agreements without prejudice to its continuing rights to pursue indemnification or contribution hereunder.

(c) If payment is made by or on behalf of any Indemnifying Party to any Indemnified Party in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(d) In an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant if they conclude that substitution is desirable and practical. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this section, and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

(e) For all Tax purposes other than for purposes of Section 355(g) of the Code, WHI, Windstream and CS&L agree to treat (i) any payment required by this Agreement (other than payments with respect to interest accruing after the Effective Time) as either a contribution by Windstream to CS&L or a distribution by CS&L to Windstream, as the case may be, occurring immediately prior to the Effective Time or as a payment of an assumed or retained Liability, and (ii) any payment of interest as taxable or deductible, as the case may be, to the party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise required by applicable Law.

7.9 Remedies Cumulative; Limitations of Liability. The rights provided in this Article VII shall be cumulative and, subject to the provisions of Article IX, shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party. Notwithstanding the foregoing, neither CS&L or its Affiliates, on the one hand, nor WHI, Windstream or their Affiliates, on the other hand, shall be liable to the other for any special, indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages (collectively, “Special Damages”) of the other arising in connection with the Transactions (provided, that any such liability with respect to a Third Party Claim shall be considered direct damages).

7.10 Survival of Indemnities. The rights and obligations of each of WHI and CS&L and their respective Indemnified Parties under this Article VII shall survive the sale or other transfer by any Party of any Assets or businesses or the assignment by it of any Liabilities.

ARTICLE VIII

OTHER AGREEMENTS

8.1 Further Assurances.

(a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties will cooperate with each other and use (and will cause their respective Subsidiaries and Affiliates to use) commercially reasonable efforts, prior to, on and after the Distribution Date, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the Transactions.

(b) Without limiting the foregoing, prior to, on and after the Distribution Date, each Party shall cooperate with the other Parties, and without any further consideration, but at the expense of the requesting Party from and after the Effective Time, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to obtain or make any Required Approvals from or with any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such Party may reasonably be requested to take by any other Party hereto from time to time, consistent with the terms of this Agreement and the other Transaction Agreements, in order to effectuate the provisions and purposes of this Agreement and the other Transaction Agreements and the transfers of the Assigned Assets and the assignment and assumption of the Assumed Liabilities and the other Transactions. Without limiting the foregoing, each Party will, at the reasonable request, cost and expense of any other Party, take such other actions as may be reasonably necessary to vest in such other Party good and marketable title to the Assets allocated to such Party under this Agreement or any of the other Transaction Agreements, free and clear of any Security Interest except as contemplated by any of the Financing Arrangements or any Transaction Agreement.

(c) At or prior to the Effective Time, WHI and CS&L in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by WHI, CS&L or any of their respective Subsidiaries to effectuate the Transactions.

8.2 Confidentiality.

(a) From and after the Effective Time, subject to Section 8.2(c) and except as contemplated by or otherwise provided in this Agreement or any other Transaction Agreement, WHI and Windstream shall not, and shall cause their Affiliates and their officers, directors, employees, and other agents and representatives, including attorneys, agents, customers, suppliers, contractors, consultants and other representatives of any Person providing financing (collectively, “Representatives”), not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Representatives of such Party or of its Affiliates who reasonably need to know such information in providing services to any member of the WHI Group, any CS&L Confidential Information. If any disclosures are made to any member of the

WHI Group in connection with any services provided to a member of the CS&L Group under this Agreement or any other Transaction Agreement, then the CS&L Confidential Information so disclosed shall be used only as required in connection with the receipt of such services. WHI and Windstream shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the CS&L Confidential Information by any of its Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care. For purposes of this Section 8.2(a), any Information, material or documents relating to the CS&L Business currently or formerly conducted, or proposed to be conducted, by any member of the CS&L Group furnished to, or in possession of, WHI or Windstream, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by WHI, Windstream, or their officers, directors and Affiliates, that contain or otherwise reflect such information, material or documents is hereinafter referred to as “CS&L Confidential Information.” CS&L Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a disclosure by WHI or Windstream not otherwise permissible hereunder, (ii) WHI or Windstream can demonstrate was or became available to WHI or Windstream from a source other than CS&L or its Affiliates or (iii) is developed independently by WHI or Windstream without reference to the CS&L Confidential Information; provided, however, that, in the case of clause (ii), the source of such information was not known by WHI or Windstream to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, CS&L or any member of the CS&L Group with respect to such information.

(b) From and after the Effective Time, subject to Section 8.2(c) and except as contemplated by this Agreement or any other Transaction Agreement, CS&L shall not, and shall cause its Affiliates and their respective Representatives, not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Representatives of such Party or of its Affiliates who reasonably need to know such information in providing services to CS&L or any member of the CS&L Group, any WHI Confidential Information. If any disclosures are made to any member of the CS&L Group in connection with any services provided to a member of the CS&L Group under this Agreement or any other Transaction Agreement, then the WHI Confidential Information so disclosed shall be used only as required in connection with the receipt of such services. The CS&L Group shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the WHI Confidential Information by any of their Representatives as they use for their own confidential information of a like nature, but in no event less than a reasonable standard of care. For purposes of this Section 8.2(b), any Information, material or documents relating to the businesses currently or formerly conducted, or proposed to be conducted, by WHI, Windstream or any of their Affiliates (other than any member of the CS&L Group) furnished to, or in possession of, any member of the CS&L Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by CS&L, any member of the CS&L Group or their respective officers, directors and Affiliates, that contain or otherwise reflect such information, material or documents is hereinafter referred to as “WHI Confidential Information.” WHI Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a disclosure by any member of the CS&L Group not otherwise permissible hereunder, (ii) CS&L can demonstrate was or became available to CS&L from a source other than WHI, Windstream and their respective Affiliates or (iii) is developed independently by such member of the CS&L Group without reference to the WHI Confidential Information; provided, however, that, in the case of clause (ii), the source of such information was not known by CS&L to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, WHI, Windstream or their Affiliates with respect to such information.

(c) If WHI, Windstream or their Affiliates, on the one hand, or CS&L or its Affiliates, on the other hand, are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law to disclose or provide any CS&L Confidential Information or WHI Confidential Information (other than with respect to any such information furnished pursuant to the provisions of Article IV of this Agreement), as applicable, the Person receiving such request or demand shall use commercially reasonable efforts to provide the other Party with written notice of such request or demand as promptly as practicable under the circumstances so that such other Party shall have an opportunity to seek an appropriate protective order. The Party receiving such request or demand agrees to take, and cause its representatives to take, at the requesting Party’s expense, all other reasonable steps necessary to obtain confidential treatment by the recipient. Subject to the foregoing, the Party that received such request or demand may thereafter disclose or provide any CS&L Confidential Information or WHI Confidential Information, as the case may be, to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority.

(d) Each of WHI, Windstream and CS&L acknowledges that it and the other members of its Group may have in their possession confidential or proprietary information of third Persons that was received under confidentiality or non-disclosure agreements with such third Person prior to the Distribution Date. WHI, Windstream and CS&L each agrees that it will hold, and will cause the other members of its Group and their respective Representatives to hold, in strict confidence the confidential and proprietary information of third Persons to which it or any other member of its respective Group has access, in accordance with the terms of any agreements entered into prior to the Distribution Date between or among one (1) or more members of the applicable Party’s Group and such third Persons to the extent disclosed to such Party.

8.3 Allocation of Costs and Expenses. All costs and expenses incurred and directly related to the Transactions shall: (i) to the extent incurred and payable on or prior to the Distribution Date, be paid by WHI; and (ii) to the extent arising and payable following the Distribution Date, be paid by the Party incurring such cost or expense.

8.4 Litigation; Cooperation.

(a) WHI and Windstream agree that at all times from and after the Effective Time if a Third Party Claim relating primarily to the WHI Business is commenced naming both WHI or Windstream (or any member of the WHI Group), on the one hand, and CS&L (or any member of the CS&L Group), on the other hand, as defendants thereto, then WHI and Windstream shall use its commercially reasonable efforts to cause CS&L (and any member of the CS&L Group) to be removed from such Third Party Claim; provided, that, if WHI and

Windstream are unable to cause CS&L (and any member of the CS&L Group) to be removed from such Third Party Claim, WHI and Windstream, on the one hand, and CS&L, on the other hand, shall cooperate and consult to the extent necessary or advisable with respect to such Third Party Claim.

(b) CS&L agrees that at all times from and after the Effective Time if a Third Party Claim relating primarily to the CS&L Business is commenced naming both WHI or Windstream (or any member of the WHI Group), on the one hand, and CS&L (or any member of the CS&L Group), on the other hand, as defendants thereto, then CS&L shall use its commercially reasonable efforts to cause WHI and Windstream (and any member of the WHI Group) to be removed from such Third Party Claim; provided, that, if CS&L is unable to cause WHI and Windstream (and any member of the WHI Group) to be removed from such Third Party Claim, WHI and Windstream, on the one hand, and CS&L, on the other hand, shall cooperate and consult to the extent necessary or advisable with respect to such Third Party Claim.

(c) The Parties agree that at all times from and after the Effective Time if a Third Party Claim which does not relate primarily to the CS&L Business or the WHI Business is commenced naming both WHI or Windstream (or any member of the WHI Group), on the one hand, and CS&L (or any member of the CS&L Group), on the other hand, as defendants thereto, then WHI and Windstream, on the one hand, and CS&L, on the other hand, shall cooperate fully with each other, maintain a joint defense (in a manner that would preserve for both the WHI Group and the CS&L Group any attorney-client privilege, joint defense or other privilege with respect thereto) and consult each other to the extent necessary or advisable with respect to such Third Party Claim.

8.5 Tax Matters. WHI and CS&L shall enter into the Tax Matters Agreement on or prior to the Distribution Date. To the extent that any representations, warranties, covenants or agreements between the Parties with respect to Taxes or other Tax matters are set forth in the Tax Matters Agreement, such Taxes and other Tax matters shall be governed exclusively by the Tax Matters Agreement and not by this Agreement.

8.6 Employment Matters. WHI and CS&L shall enter into the Employee Matters Agreement on or prior to the Distribution Date. To the extent that any representations, warranties, covenants or agreements between the Parties with respect to employment matters are set forth in the Employee Matters Agreement, such employment matters shall be governed exclusively by the Employee Matters Agreement and not by this Agreement.

8.7 Intellectual Property Matters. WHI and CS&L shall enter into the Intellectual Property Matters Agreement on or prior to the Distribution Date. To the extent that any representations, warranties, covenants or agreements between the Parties with respect to intellectual property matters are set forth in the Intellectual Property Matters Agreement, such intellectual property matters shall be governed exclusively by the Intellectual Property Matters Agreement and not by this Agreement.

8.8 Agreements Among CS&L and its Subsidiaries. CS&L and its certain of its Subsidiaries shall enter into an employee and cost sharing agreement contemporaneous with the Distribution on the Distribution Date in such form as CS&L and such Subsidiaries shall deem to be necessary, appropriate or advisable.

8.9 Net Working Capital Payment.

(a) Within thirty (30) days after the Distribution Date, WHI shall cause to be prepared and delivered to CS&L a combined balance sheet of the CS&L Business as of 12:01 a.m. on the Distribution Date (the “Closing Balance Sheet”) and a statement derived from the Closing Balance Sheet (the “Closing Statement”) setting forth the Net Working Capital of the CS&L Business as of 12:01 a.m. on the Distribution Date (“Closing Net Working Capital”). The Closing Balance Sheet and Closing Statement shall be prepared in accordance with GAAP and the sample calculation set forth in Schedule 8.9 hereto and, to the extent not inconsistent therewith, all accounting principles, practices, methodologies and policies used in the preparation of the financial statements included in the Information Statement.

(b) Following the Distribution Date, each of WHI and CS&L shall give the other party and its representatives access at all reasonable times to the properties, books, records, working papers and personnel of the CS&L Business to the extent required to prepare and review the Closing Balance Sheet and the Closing Statement. CS&L shall have thirty (30) days following the delivery of the Closing Balance Sheet and the Closing Statement during which to notify WHI of any dispute of any item contained in the Closing Statement, which notice shall set forth in reasonable detail the nature and amount of any such dispute. If CS&L fails to notify WHI of any such dispute within such thirty (30) day period, the Closing Statement delivered to CS&L shall be deemed to be final, conclusive and binding on the parties hereto. In the event that CS&L shall so notify WHI of a dispute within such thirty (30) day period, WHI and CS&L shall cooperate in good faith to resolve such dispute as promptly as practicable.

(c) If WHI and CS&L do not resolve any such disputed item within thirty (30) days after the delivery by CS&L of its notice of dispute, such disputed item shall be resolved by an internationally recognized accounting firm mutually selected and agreed upon by WHI and CS&L. In connection therewith, the accounting firm shall address only items disputed by the parties and may not assign an amount to any disputed item greater than the greatest amount for such item that is claimed by a party or less than the lowest amount for such item that is claimed by a party. The accounting firm shall make its determinations with respect to any such disputed item as promptly as practicable and such determination shall be final, conclusive and binding on the parties and shall be enforceable in any court of competent jurisdiction and may be entered as a judgment in any such court. Any expenses relating to the engagement of the accounting firm shall be shared equally between WHI and CS&L. The Closing Statement, as modified by resolution of any disputed items by the accounting firm, shall be final, conclusive and binding on the parties hereto.

(d) If the Closing Net Working Capital as set forth in the final, binding and conclusive Closing Statement (as modified by the accounting firm, if applicable) exceeds $0, then WHI shall pay to CS&L an amount equal to the Closing Net Working Capital. If the Closing Net Working Capital as set forth in the final, binding and conclusive Closing Statement (as modified by the accounting firm, if applicable) is less than $0, then CS&L shall pay to WHI an amount equal to the Closing Net Working Capital. Any payment to be made pursuant to this

Section 8.9(d) shall be made as promptly as practicable by wire transfer of immediately available funds, together with interest thereon from the Distribution Date through the date such payment is made, at the prime rate as reported as of the date of such payment by The Wall Street Journal.

ARTICLE IX

DISPUTE RESOLUTION

9.1 General Provisions.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or the other Transaction Agreements (other than the Master Lease), or the validity, interpretation, breach or termination thereof in which the amount in controversy (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Section 9.1 and (i) if the amount in controversy in such Dispute is less than $5 million (an “Arbitrable Dispute”), via arbitration in accordance with Section 9.2, and (ii) if the amount in controversy in such Dispute equals or exceeds $5 million, via litigation in accordance with Section 10.2. Such provisions shall be the sole and exclusive procedures for the resolution of any Dispute unless otherwise specified in the applicable Transaction Agreement or in this Agreement.

(b) The Parties agree to cause their respective senior executives to exercise reasonable efforts to resolve any Dispute amicably for a period of thirty (30) days from the date all Parties have been made aware of the Dispute; provided, however, that if any Party reasonably determines that the resolution of such Dispute will require interim injunctive relief, such period shall be reduced to two (2) business days.

(c) THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO (I) SPECIAL DAMAGES (PROVIDED, THAT LIABILITY FOR ANY SUCH SPECIAL DAMAGES WITH RESPECT TO ANY THIRD PARTY CLAIM SHALL BE CONSIDERED DIRECT DAMAGES) AND (II) TRIAL BY JURY.

(d) The specific procedures set forth in this Article IX including the time limits referenced therein, may be modified by agreement of both of the Parties in writing.

(e) All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article IX are pending. The Parties will take any necessary or appropriate action required to effectuate such tolling.

9.2 Arbitration.

(a) In the event of any Arbitrable Dispute, any Party may (i) pursuant to its rights under Section 10.10, submit a request for interim injunctive relief to the arbitral tribunal appointed pursuant to Section 9.2(b) (provided, that, if the tribunal shall not have been constituted, any Party may seek interim relief either before a special arbitrator, as provided for in Rule 14 of the CPR Arbitration Rules, or before any court of competent jurisdiction) if, in the reasonable opinion of such Party, such interim injunctive relief is necessary to preserve its rights pending resolution of the Arbitrable Dispute, and (ii) submit such Arbitrable Dispute to be finally resolved by binding arbitration, in each case, pursuant to the CPR Rules for Non-Administered Arbitration as then in effect (the “CPR Arbitration Rules”).

(b) The neutral organization for purposes of the CPR Arbitration Rules will be the CPR. The arbitral tribunal will be composed of one arbitrator to be mutually agreed by the Parties or, if the Parties are unable to agree on an arbitrator, the arbitrator will be appointed by CPR from a list of eight (8) proposed neutrals submitted by the CPR each of whom shall have at least ten (10) years’ experience in arbitrating commercial disputes. WHI and Windstream, on the one hand, and CS&L, on the other hand, may each strike no more than three (3) neutrals from the list submitted by CPR.

(c) Arbitration will take place in Little Rock, Arkansas. Along with the arbitrator appointed, the Parties will agree to a mutually convenient date and time to conduct the arbitration, but in no event will the hearing(s) be scheduled less than six (6) months from submission of the Arbitrable Dispute to arbitration unless the Parties agree otherwise in writing; provided, that, if injunctive or other interim relief contemplated by Section 9.2(d) below is requested, the hearing(s) will be expedited in accordance with any order entered by the court, tribunal or special arbitrator adjudicating that request.

(d) The arbitral tribunal will have the right to award, on an interim basis, or include in the final award, any relief which it deems proper in the circumstances, including money damages (with interest on unpaid amounts from the due date), injunctive relief (including specific performance) and attorneys’ fees and costs; provided, that the arbitral tribunal will not award any relief not specifically requested by the Parties and, in any event, will not award Special Damages. Upon constitution of the arbitral tribunal following any grant of interim relief by a special arbitrator or court pursuant to Sections 9.2(a) and 10.10, the tribunal may affirm or disaffirm that relief, and the Parties will seek modification or rescission of the order entered by the special arbitrator or court as necessary to accord with the tribunal’s decision.

(e) The Parties agree to be bound by the provisions of Rule 13 of the Federal Rules of Civil Procedure with respect to compulsory counterclaims (as the same may be amended from time to time); provided, that any such compulsory counterclaim shall be filed within thirty (30) days of the filing of the original claim.

(f) So long as any Party has a timely claim to assert, the agreement to arbitrate Arbitrable Disputes set forth in this Section 9.2 will continue in full force and effect subsequent to, and notwithstanding the completion, expiration or termination of, this Agreement.

(g) A Party obtaining an order of interim injunctive relief may enter judgment upon such award in any court of competent jurisdiction. The final award in an arbitration pursuant to this Article IX shall be conclusive and binding upon the Parties, and a Party obtaining a final award may enter judgment upon such award in any court of competent jurisdiction.

(h) It is the intent of the Parties that the agreement to arbitrate Arbitrable Disputes set forth in this Section 9.2 shall be interpreted and applied broadly such that all reasonable doubts as to arbitrability of a Arbitrable Dispute shall be decided in favor of arbitration.

(i) If a Dispute includes both arbitrable and nonarbitrable claims, counterclaims or defenses, the Parties shall arbitrate all such arbitrable claims, counterclaims or defenses and shall concurrently litigate, subject to and in accordance with Section 10.2, all such nonarbitrable claims, counterclaims or defenses.

(j) The Parties agree that any Dispute submitted to arbitration shall be governed by, and construed and interpreted in accordance with, Section 10.2 and, except as otherwise provided in this Article IX or mutually agreed to in writing by the Parties, the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., shall govern any arbitration between the Parties pursuant to this Section 9.2.

(k) Each Party shall bear (i) its own fees, costs and expenses and shall bear an equal share of the expenses of the arbitration, including the fees, costs and expenses of the arbitrator; provided, in the case of any Arbitrable Disputes relating to the Parties’ rights and obligations with respect to indemnification under Article VII, the substantially prevailing Party shall be entitled to reimbursement by the other Party of its reasonable out-of-pocket fees and expenses (including attorneys’ fees) incurred in connection with the arbitration.

(l) Commencing with a request contemplated by Section 9.2(a) above,, all communications among the Parties or their representatives in connection with the attempted resolution of any Arbitrable Dispute shall be deemed to have been delivered in furtherance of a Arbitrable Dispute settlement and shall be exempt from discovery and production, and shall not be admissible into evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of any Arbitrable Dispute.

ARTICLE X

MISCELLANEOUS

10.1 No Survival of Representations and Warranties; Survival of Covenants. The representations and warranties of the Parties set forth in this Agreement shall not survive the Effective Time, and shall cease to have any force or effect immediately upon the Effective Time. Except as expressly set forth in any other Transaction Agreement, the covenants and other agreements contained in this Agreement and each other Transaction Agreement, and liability for the breach of any obligations thereunder, shall survive each of the Internal Reorganization, the Reorganization and the Distribution and shall remain in full force and effect in accordance with their terms.

10.2 Governing Law; Jurisdiction. This Agreement and, unless expressly provided therein, each other Transaction Agreement, shall be governed by and construed and interpreted in accordance with the State of Delaware irrespective of the choice of Laws principles of the State of Delaware. In addition, with respect to this Agreement (other than Arbitrable Disputes governed by Section 9.2) and, unless expressly provided therein, each other Transaction Agreement, the Parties agree that any legal action or proceeding shall be brought or determined exclusively in a state or federal court located within the County of New Castle in the State of Delaware.

10.3 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly provided therein, any other Transaction Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (i) notify the other Parties of the nature and extent of any such Force Majeure condition and (ii) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

10.4 Notices. All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the other Transaction Agreements shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.4):

If to WHI or a member of the WHI Group, to:

c/o Windstream Holdings, Inc.

4001 Rodney Parham Road

Little Rock, Arkansas 72212

Attention:    Chief Executive Officer

with copies to:

c/o Windstream Holdings, Inc.

4001 Rodney Parham Road

Little Rock, Arkansas 72212

Attention:    General Counsel

and

Skadden Arps Slate Meagher & Flom LLP

One Rodney Square

920 N. King Street

Wilmington, Delaware 19801

Attention:    Robert B. Pincus, Esq.

if to CS&L:

Communications Sales & Leasing, Inc.

10802 Executive Center Drive

Benton Building Suite 300

Little Rock, AR 72211

Attention:    Chief Executive Officer

10.5 Termination. Notwithstanding any provision to the contrary, this Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time by and in the sole discretion of WHI, without the prior approval of any Person, including CS&L or Windstream. In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors shall have any liability to any Person by reason of this Agreement. After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties.

10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

10.7 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules and Exhibits hereto and, to the extent referred to herein, the other Transaction Agreements) constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of this Agreement.

10.8 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties hereto. Except as provided in Section 4.8 with respect to Skadden and its partners and employees or Article VII with respect to Indemnified Parties, this Agreement is for the sole benefit of the Parties to this Agreement and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9 Public Announcements. From and after the Effective Time, the Parties agree that they shall make no public statement that would be inconsistent with any of the representations or assumptions underlying the Private Letter Ruling or that would otherwise in any manner compromise or undermine the tax treatment of any of the Transactions without the prior written consent of the other Parties, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

10.10 Specific Performance. Subject to the provisions of Article IX, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any other Transaction Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement or such Transaction Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties to this Agreement.

10.11 Amendment. No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties. No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

10.12 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) provisions shall apply, when appropriate, to successive events and transactions, (ix) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (x) the Parties have each participated in the negotiation and drafting of this Agreement and, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (xi) a reference to any Person includes such Person’s successors and permitted assigns.

10.13 Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Separation and Distribution Agreement to be executed on the date first written above by their respective duly authorized officers.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Tony Thomas
	Name:	Tony Thomas
	Title:	President & Chief Executive Officer

WINDSTREAM SERVICES, LLC

By:	/s/ Tony Thomas
	Name:	Tony Thomas
	Title:	President & Chief Executive Officer

COMMUNICATIONS SALES & LEASING, INC.

By:	/s/ Kenneth A. Gunderman
	Name:	Kenneth A Gunderman
	Title:	President & Chief Executive Officer

ANNEX I

Stock Calculation

The determination of the shares of CS&L Common Stock to be distributed or retained in the Distribution, respectively, by Windstream shall be calculated in accordance with the following formula:

•	“D” represents the number of shares of CS&L Common Stock to be temporarily retained by Windstream following the distribution, and D equals (B minus A minus C minus E), where:

•	“A” represents the number of shares of CS&L Common Stock to be distributed in the Internal Distribution and the External Distribution, and A is calculated by dividing X by 5, where X equals the number of common shares of WHI on the record date of the Distribution.

•	B represents the fully diluted (pro forma to give effect to the Distribution and Reorganization) outstanding shares of CS&L Common Stock, and B is calculated by dividing the summation of A and E by 80.1.

•	C represents the number of CSL Restricted Shares to be issued to Retained Employees in accordance with the Employee Matters Agreement, and C is calculated by multiplying .2 times Y, where Y is equal to the number of WHI Restricted Shares issued to Retained Employees outstanding on the record date of the Distribution.

•	For the purpose of clarification, C does not include any CSL Stock Units to be issued in accordance with the Employee Matters Agreement, and C also does not include any CSL Restricted Shares to be issued to Transferred Employees

•	E represents the number of CSL Restricted Shares to be issued to Transferred Employees in accordance with the Employee Matters Agreement, and E is calculated by multiplying .2 times Z, where Z is equal to the number of WHI Restricted Shares issued to Transferred Employees outstanding on the record date of the Distribution

•	Example Calculation (As of March 9, 2015):

•	X = 602,176,979

•	A = 120,435,396

•	D = 29,364,946

•	B = 150,366,271

•	C = 557,942

•	Y = 2,789,709

•	E = 7,987

•	Z = 39,937

SCHEDULE 1.1(a)

Assigned Contracts

(1) All of the WIN Group’s rights (other than its legal title) in and to the following:

(a) all easements (whether express or prescriptive) or other rights-of-way real estate interests providing members of the WIN Group with the right to access and use the real property where the Distribution Systems are installed or located;

(b) all permits, franchises, licenses, or similar agreements granted by Governmental Authorities providing members of the WIN Group with the right to access and use public rights of way where the Distribution Systems are installed or located, including permits from highway departments and state and county agencies, franchise and rights-of-way license agreements with local governments, and permits from the Bureau of Land Management; and

(c) all pole attachment agreements, railroad crossing agreements, leases of conduits,, and similar agreements with third parties providing members of the WIN Group with the right to access and use telephone or utility poles, conduits or similar facilities where the Distribution Systems are installed or located.

(2) All of the WIN Group’s rights in and to all contracts with customers of the Consumer CLEC Business.

SCHEDULE 1.1(b)

List of Facilities

AL-CLEC	1	Alabama CLEC
AL-ILEC	2	Alabama ILEC
AR-CLEC	3	Arkansas CLEC
AR-ILEC	4	Arkansas ILEC
CENTRAL-CLEC	5	Central US CLEC (Includes properties in KS, ND,MT & WY)
EAST-CLEC	6	Eastern US CLEC (Includes properties in CT, DC, MA, ME, NH, RI & VT)
FL-CLEC	7	Florida CLEC
FL-ILEC	8	Florida ILEC
GA-CLEC	9	Georgia CLEC
GA-ILEC	10	Georgia ILEC
IA-CLEC	11	Iowa CLEC
IA-ILEC	12	Iowa ILEC
IL-CLEC	13	Illinios CLEC
IN-CLEC	14	Indiana CLEC
KY-CLEC	15	Kentucky CLEC
KY-ILEC	16	Kentucky ILEC
MI-CLEC	17	Michigan CLEC
MO-CLEC	18	Missouri CLEC
MO-ILEC	19	Missouri ILEC
MS-CLEC	20	Mississippi CLEC
MS-ILEC	21	Mississippi ILEC
NC-CLEC	22	North Carolina CLEC
NC-ILEC	23	North Carolina ILEC
NM-Combined	24	New Mexico ILEC & CLEC
OH-CLEC	25	Ohio CLEC
OH-ILEC	26	Ohio ILEC
OK-CLEC	27	Oklahoma CLEC
OK-ILEC	28	Oklahoma ILEC
PA-CLEC	29	Pennsylvania CLEC
TN-CLEC	30	Tennessee CLEC
TX-CLEC	31	Texas CLEC
TX-ILEC	32	Texas ILEC
VA-CLEC	33	Virginia CLEC
WEST-CLEC	34	Western US CLEC (Includes properties in AZ, ID, NV, OR & WA)
WI-CLEC	35	Wisconsin CLEC
WV-CLEC	36	West Virginia CLEC

SCHEDULE 2.1(a)

Plan of Reorganization

Internal Reorganization

Prior to the Distribution, Windstream will have taken the following steps. Following these steps, all of the assets related to the CS&L Business (other than as noted in clause (b) below) will be treated as owned directly by Windstream for U.S. federal income tax purposes.

(a) CSL National, LP will create a new limited liability company called CSL North Carolina Realty GP, LLC to be the general partner of two Delaware limited partnerships. CSL National, LP will contribute 0.1% of its interest in CSL North Carolina System, LLC into CSL North Carolina Realty GP, LLC. Following the 0.1% contribution, CSL North Carolina System, LLC will convert into CSL North Carolina System, LP under Delaware law. CSL National, LP and CSL North Carolina Realty GP, LLC will form CSL North Carolina Realty, LP to hold non-ILEC assets located in North Carolina.

(b) CSL National, LP will create a new limited liability company called CSL Tennessee Realty Partner, LLC to serve as a partner in a new partnership which will own non-ILEC assets located in Tennessee. CSL Tennessee Realty Partner, LLC will elect to initially be regarded as a corporation.1 CSL National, LP and CSL Tennessee Realty Partner, LLC form a new partnership under Delaware law called CSL Tennessee Realty, LLC to own non-ILEC assets located in Tennessee.

(c) Create Windstream Missouri, Inc. under Delaware law as a subsidiary of Windstream Corporation. Windstream Missouri, Inc. (a Missouri corporation) will merge with and into Windstream Missouri, Inc. (a Delaware corporation), with Windstream Missouri, Inc. (a Delaware corporation) surviving. Immediately thereafter, Windstream Missouri, Inc. (a Delaware corporation) will convert under Delaware law into a limited liability company (Windstream Missouri, LLC).

(d) Each of Windstream Western Reserve, Inc. (an Ohio corporation) and Windstream Ohio, Inc. (an Ohio corporation) will convert under Ohio law into a limited liability company (Windstream Western Reserve, LLC and Windstream Ohio, LLC, respectively).

(e) Windstream Florida Inc. (a Florida corporation) will convert under Florida law into a limited liability company (Windstream Florida, LLC).

(f) Each of Texas Windstream, Inc. (a Texas corporation) and Windstream Sugar Land, Inc. (a Texas corporation) will convert under Texas law into a limited liability company (Texas Windstream, LLC and Windstream Sugar Land, LLC, respectively).

(g) Windstream Concord Telephone, Inc. (a North Carolina corporation) will convert under North Carolina law into a limited liability company (Windstream Concord Telephone, LLC).

(h) Windstream Communications Inc. (a Delaware corporation) will convert under Delaware law into a limited liability company (Windstream Communications, LLC).

[1]	When Communications Sales & Leasing, Inc. makes its REIT election, CSL Tennessee Realty Partner, LLC will elect to be considered a Taxable REIT Subsidiary (TRS).

(i) Each of Windstream NuVox Arkansas, Inc. (a Delaware corporation), Windstream NuVox Illinois, Inc. (a Delaware corporation), Windstream NuVox Indiana, Inc. (a Delaware corporation), Windstream NuVox Kansas, Inc. (a Delaware corporation), Windstream NuVox Missouri, Inc. (a Delaware corporation), Windstream NuVox Ohio, Inc. (a Delaware corporation) and Windstream NuVox Oklahoma, Inc. (a Delaware corporation) will convert into a limited liability company under Delaware law (Windstream NuVox Arkansas, LLC, Windstream NuVox Illinois, LLC, Windstream NuVox Indiana, LLC, Windstream NuVox Kansas, LLC, Windstream NuVox Ohio, LLC, and Windstream NuVox Oklahoma, LLC, respectively).

(j) Windstream NuVox, Inc. (a Delaware corporation) will convert under Delaware law into a limited liability company (Windstream NuVox, LLC).

(k) D&E Communications, Inc. (a Delaware corporation) will convert under Delaware law into a limited liability company (D&E Communications, LLC) and, subsequently, D&E Networks, Inc. (a Pennsylvania corporation) will distribute assets related to the CS&L Business to D&E Communications, LLC.

(l) Windstream D&E Systems, Inc. (a Delaware corporation) will convert under Delaware law into a limited liability company (Windstream D&E Systems, LLC).

(m) Windstream Lexcom Communications, Inc. (a North Carolina corporation) will convert under North Carolina law into a limited liability company (Windstream Lexcom Communications, LLC).

(n) Windstream Iowa Communications, Inc. (a Delaware corporation) will convert under Delaware law into a limited liability company (Windstream Iowa Communications, LLC).

(o) Windstream Montezuma, Inc. (an Iowa corporation) will convert under Iowa law into a limited liability company (Windstream Montezuma, LLC).

(p) Windstream Iowa-Comm, Inc. (an Iowa corporation) will convert under Iowa law into a limited liability company (Windstream Iowa-Comm, LLC).

(q) Windstream KDL Inc. (a Kentucky corporation) will convert under Kentucky law into a limited liability company (Windstream KDL, LLC).

(r) Windstream NTI, Inc. (a Wisconsin corporation) will convert under Wisconsin law into a limited liability company (Windstream NTI, LLC).

(s) Windstream Norlight, Inc. (a Kentucky corporation) will convert under Kentucky law into a limited liability company (Windstream Norlight, LLC).

(t) PAETEC Holding Corp. (a Delaware corporation) will convert under Delaware law into a limited liability company (PAETEC Holding, LLC).

(u) PAETEC Corp. (a Delaware corporation) will convert under Delaware law into a limited liability company (PAETEC, LLC).

(v) PaeTec Communications Inc.(a Delaware corporation) and Cavalier Telephone Corporation (a Delaware corporation) will each convert under Delaware law into a limited liability company (PaeTec Communications, LLC and Windstream Cavalier, LLC, respectively).

(w) PaeTec Communications of Virginia, Inc. (a Virginia corporation) will convert under Virginia law in a limited liability company (PaeTec Communications of Virginia, LLC).

(x) TC Services Holdings Co., Inc. (a Pennsylvania corporation) and NT Corporation (a Delaware corporation) will each merge with and into Talk America, Inc. (a Pennsylvania corporation).

(y) Network Telephone Corporation (a Florida corporation) will convert under Florida law into a limited liability company (Network Telephone, LLC).

(z) Talk America, Inc. (a Pennsylvania corporation) will merge with and into Windstream Talk America, Inc. (a Delaware corporation), a newly-formed Delaware corporation, which will convert under Delaware law into a limited liability company (Talk America, LLC).

(aa) The Other Phone Company, Inc. (a Florida corporation) will convert under Florida law into a limited liability company (The Other Phone Company, LLC).

(bb) Intellifiber Networks, Inc. (a Virginia corporation) will convert under Virginia law into a limited liability company (Intellifiber Networks, LLC).

(cc) LDMI Telecommunications, Inc. (a Michigan corporation) will convert under Michigan law into a limited liability company (LDMI Telecommunications, LLC).

(dd) Windstream KDL-VA, Inc. (a Virginia corporation) will convert under Virginia law into a limited liability company (Windstream KDL-VA, LLC).

(ee) Nashville Data Link, Inc. (a Tennessee corporation) will convert under Tennessee law into a limited liability company (Nashville Data Link, LLC).

(ff) Norlight Telecommunications of Virginia, Inc., (a Virginia corporation) will convert under Virginia law into a limited liability company (Norlight Telecommunications of Virginia, LLC).

(gg) Cinergy Communications Company of Virginia (a Virginia corporation) will convert under Virginia law into a limited liability company (Cinergy Communications of Virginia, LLC).

(hh) Talk America of Virginia, Inc. (a Virginia corporation) will convert under Virginia law into a limited liability company (Talk America of Virginia, LLC).

(ii) Windstream will form a wholly-owned subsidiary called Windstream Finance Corp. under Delaware law.

Reorganization

(i) One or more investment banks (the “Investment Banks”) will solicit non-binding orders from third-party investors for debt securities and loans under a term loan facility to be issued by CS&L in the amount of approximately $2.35 billion (the “CS&L Securities”).

(ii) At least fourteen days prior to the closing date of the Distributions, each Investment Bank, acting as principal for its own account, will acquire in the marketplace some or all of the revolving loans, term A loans, term B loans and certain notes (the “Exchange Debt”).

(iii) No sooner than five days after acquiring the Exchange Debt, Windstream expects that the Investment Banks will enter into an exchange agreement with Windstream pursuant to which the parties will agree to exchange an amount of Exchange Debt for up to a currently estimated aggregate $2.35 billion face amount of CS&L Securities, less a specified spread (the “Debt Exchange”). The exchange ratio for the Debt Exchange will be negotiated between Windstream and the Investment Banks, bargaining at arms’ length, no earlier than the time they enter into the exchange agreement. Each Investment Bank will expect to obtain binding commitments at such time from third-party investors who will agree to purchase the CS&L Securities from each Investment Bank following the Debt Exchange.

(iv) As and to the extent set forth in the Separation and Distribution Agreement to which this Schedule is attached, Windstream will contribute all of the assets and liabilities comprising the CS&L Business to CS&L (the “Contribution”).

(v) CS&L will borrow an amount of cash from third-parties (the “CS&L Cash”).

(vi) In exchange for the assets and liabilities transferred to CS&L in the Contribution, Windstream will receive all of the common stock of CS&L, the CS&L Cash and the CS&L Securities.

(vii) Following the Contribution, CS&L will contribute the Consumer CLEC Business to Talk America Services, LLC in exchange for the equity of Talk America Services, LLC.

(viii) CS&L and the Investment Banks will consummate the Debt Exchange. The Investment Banks intend to complete the sale of the CS&L Securities they receive in the Debt Exchange to public investors immediately thereafter.

SCHEDULE 2.2(a)(i)(C)

Distribution System Demarcation Points

Meet Point	Distribution System	Excluded Assets (Retained)
Central Office, Remote Office or Hut	Fiber distribution panel and every connection thereto which is connected on the outside plant side of such fiber distribution panel; all copper cable splice cases and vaults in which it is contained; all conduit installed for any cabling purposes on any Improvements.	All copper and fiber jumper cables between the fiber distribution panel or cable value, and the Equipment and racking located in the Central office Building, Remote Office Building or Hut.

Pad or WOMP mounted Equipment	WOMP or pad and the splice tray which houses fiber splices.	Cabinet mounted on the WOMP or pad, all Electronics inside such cabinet, and the cable or fiber jumpers inside the cabinet from the splice tray to electronics.

Business Demarcation	All fiber/copper to customer demarcation point.	Any equipment at the customer demarcation point.

Consumer Network Interface Device	All fiber/copper leading up to the Network Interface Device (i.e. customer demarcation point)	Network Interface Device

SCHEDULE 2.2(b)

Specifically Excluded Assets

(1) Any and all title to any Assigned Contract referenced in item (1) of Schedule 1.1(a).

(2) Any and all right, title or interest in or to any RUS Stimulus Assets.

(3) All assets related to (a) Minnesota, Nebraska, Pennsylvania, New York and South Carolina ILECs and (b) California, Colorado, Delaware, Louisiana, Maryland, Minnesota, Nebraska, New Jersey, New York, South Carolina, South Dakota, and Utah CLECs.

(4) Abandoned, decommissioned and retired assets that are no longer used as part of the Distribution Systems (e.g., buried lead cable).

(5) Any and all right, title, and interest in the following assets related to the Consumer CLEC Business:

(a) Interconnection agreements between members of the WHI Group and other telecommunications carriers pursuant to which members of the WHI Group obtain access to network elements, facilities and services in order to operate the CLEC Consumer Business, including unbundled network elements, special access circuits and entrance facilities, and other facilities leased or obtained from the telecommunications carriers providing the underlying services;

(b) Any assets in the excluded Facilities described in section 2.2(b)(4) above used in the CLEC Consumer Business;

(c) any Electronics used in the CLEC Consumer Business including digital access carriers; and

(d) any authorizations, licenses or permits used in or required to operate the CLEC Consumer Business including certificates to operate as a Competitive Local Exchange Carrier and numbering resources and industry standard codes such as ACNAs, CICs and OCNs.

(6) Any and all right, title and interest in cable television systems.

(7) Any and all right, title and interest in communication towers that are not located on a central office site.

(8) Office furniture, batteries or cooling systems used in connection with any Equipment which is an Excluded Asset.

(9) Any and all IRUs.

(10) The following Internet domain names:

bowlinggreen.net	lexcominc.net	valornet.com
bridgewater.net	lkdllink.net	valortelecom.com
carol.net	lookingglass.net	vincennes.net
ccol.net	lucasco.net	westex.net
ceinetworks.com	madisonville.com	wh-link.net
connections-etc.net	mcleodusa.net	willinet.net
cottoninternet.net	midsouth.net	windstreambusiness.net
crosspaths.net	midtech.net	windstream.net
ctc.net	midusa.net	zumatel.net
dejazzd.com	navix.net	cavtel.net
dejazzdfone.com	netaxs.com	talkamerica.net
dejazzdphone.com	netreach.net	visi.net
dejazzdphone.net	norlight.net	newsouth.net
dejazzdphone.org	nsatel.net
dejazzed.com	nuvox.net
door.net	odsy.net
en-tel.net	one.net
evansville.com	op.net
evansville.net	owensboro.net
ezmailbox.net	paducah.com
fast.net	pcpartner.net
fastraxs.net	pcstx.net
fbx.com	pennyrile.net
fbx.net	purchasearea.net
fdn.com	roswell.net
gibsoncounty.net	sherbtel.net
glade.net	slinknet.com
henderson.net	superlink.net
hopkinsville.net	swindiana.com
hubofthe.net	swindiana.net
iowatelecom.net	titlecast.com
izoom.net	titlecast.net
jazzd.com	trailnet.com
jazzdphone.com	trivergent.net
kdlnetworks.net	txcom.net
kentuckylakes.net	txkinet.com
ktc.com	txk.net
lakedalelink.net	uslec.net

SCHEDULE 2.3(a)

Assumed Liabilities

None.

SCHEDULE 2.3(b)

Excluded Liabilities

Liability arising under any Action listed in the letter referenced in Section 5.5.

Liability for any and all abatement and removal of asbestos located at the Facilities as of the Distribution Date.

Liability for any and all removal of Halon fire suppression equipment located at the Facilities as of the Distribution Date.

Liability for any asset retirement obligations with respect to poles located at the Facilities as of the Distribution Date.

SCHEDULE 2.5(a)

Required Approvals

1.	State Public Service Commission approval is required for the transfer of the Land, Improvements and Distribution Systems in the following states:[2]

1.1.	Alabama

1.2.	Arizona

1.3.	Georgia

1.4.	Indiana

1.5.	Kentucky

1.6.	North Carolina

1.7.	Ohio

1.8.	Pennsylvania

1.9.	West Virginia

2.	A member of the CS&L Group must obtain a certificate of public convenience and necessity (or similar Authorization) as a competitive local exchange carrier and interexchange carrier to operate the Consumer CLEC Business in every state except Alaska and Hawaii.

3.	The Form 10 Registration Statement must be declared effective by the Securities and Exchange Commission.

4.	An Amendment to the Fifth Amended and Restated Credit Agreement, dated as of January 23, 2013 as amended, of Windstream Corporation, is required in order to effect the Transactions.

5.	Pro forma notice of the Transactions must be filed with the Federal Communications Commission within 30 days after the Effective Time of the Transactions.

[2]	In the event that any such Public Service Commission approval has not been obtained prior to the Distribution Date, the Parties will reasonably cooperate to either remove such approval as a Required Approval or to obtain such Required Approval within six months following the Distribution Date.

SCHEDULE 8.9

Sample Net Working Capital Calculation

WIN / CS&L Working Capital Settlement

Based on balance sheet as of September 30, 2014

Receivable balances collected and retained by WIN:
Accounts receivable, net of allowance for bad debt	$2,368

Liabilities to be paid by WIN on behalf of CS&L:
Accrued interconnection costs	(738)
Accrued payroll	(29)

Net working capital (payment to CS&L)	$1,601

EXHIBITS A THROUGH H

See exhibits to Registration Statement on Form 10 (File No. 001-36708) of Communications Sales & Leasing, Inc.

EXHIBIT I-1

Form of Assignment Agreement for Pole Agreements

ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

(CSL Alabama – Pole Agreements)

This ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT (CSL Alabama – Pole Agreements), dated as of             , 2015 (this “Agreement”), is entered into by and among Windstream Holdings, Inc., a Delaware corporation (“WHI”), Windstream Services, LLC, a Delaware limited liability company (“Windstream”), certain subsidiaries of WHI and Windstream as set forth on Appendix A hereto (“Windstream Subsidiaries”), Communications Sales & Leasing, Inc., a Maryland corporation (“CSL”), and CSL Alabama System, LLC, a Delaware limited liability company (“CSL Subsidiary” and, together with WHI, Windstream, CSL, and Windstream Subsidiaries, the “Parties”). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Separation and Distribution Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, WHI, Windstream and CSL have entered into that certain Separation and Distribution Agreement, dated as of             , 2015 (the “Separation and Distribution Agreement”), and WHI and CSL National, LP, a Delaware limited partnership, have entered into that certain Master Lease, dated as of             , 2015 (the “Master Lease”); and

WHEREAS, (i) WHI and Windstream, pursuant to certain Assigned Contracts, have pole attachment agreements, railroad crossing agreements, leases of conduits, and similar agreements with third parties in the State of Alabama, and (ii) the Windstream Subsidiaries, pursuant to certain Assigned Contracts, have pole attachment agreements, railroad crossing agreements, leases of conduits, and similar agreements with third parties in the State of Alabama and elsewhere, in each case providing members of the WIN Group with the right to access and use telephone and utility poles, conduits and similar facilities where the Distribution Systems are installed or located (the “Pole Agreements”).

NOW THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth herein, and intending to be legally bound:

1. Assignment and Assumption.

(a) Subject to Section 1(c) of this Agreement, WHI, Windstream and the Windstream Subsidiaries (collectively “Assignors”) hereby assign, convey, transfer and deliver to CSL Subsidiary, all of Assignors’ rights to the Pole Agreements, including, without limitation, the Pole Agreements set forth on Appendix B hereto.

(b) CSL Subsidiary hereby accepts the foregoing assignment, conveyance, transfer and delivery and hereby undertakes, assumes and agrees to pay (and indemnify Assignors against), perform and discharge in accordance with their terms, all Liabilities arising out of or relating to the Pole Agreements.

(c) The Parties hereby declare their intent that Assignors retain and reserve bare legal ownership of the Pole Agreements as nominees and trustees for the benefit of CSL Subsidiary. Assignors hereby acknowledge they hold such ownership solely in trust for the benefit of CSL Subsidiary and its successors and assigns. Assignors and CSL Subsidiary agree that CSL Subsidiary shall hereby be deemed to have acquired complete and sole beneficial ownership over all of the Pole Agreements, together with all rights, powers and privileges incident thereto. Further, from and after the date hereof, CSL Subsidiary shall be entitled to all revenues with respect to the Pole Agreements, bear all risk of loss with respect to the Pole Agreements and have the right to direct Assignors, as nominees and trustees, to take all necessary, appropriate or advisable actions with respect to the Pole Agreements, including transferring the Pole Agreements on behalf of CSL Subsidiary. Assignors and CSL Subsidiary hereby agree that CSL Subsidiary shall be treated as the owner of the Pole Agreements for all U.S. federal and other income tax purposes, and Assignors and CSL Subsidiary will not take any position inconsistent with such treatment.

2. Effectiveness. This Agreement shall become effective on the date hereof.

3. Right to Acquire Legal Ownership. CSL Subsidiary shall have the right to acquire legal ownership of the Pole Agreements in consideration for an aggregate payment by CSL Subsidiary to Assignors of $1.00 at such time, if any, after the date hereof as CSL Subsidiary has both (1) obtained all requisite certificates, consents, approvals, licenses and permits necessary to hold legal ownership of the Pole Agreements and (2) paid all related transfer taxes and other costs and expenses related to the transfer.

4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5. Transfer of Assets; Assumption of Liabilities. The Parties hereby agree that if, as a result of this Agreement, any Party (or any member of such Party’s respective Group) shall receive or otherwise possess any Asset or Liability that is allocated to any other Person pursuant to the Separation and Distribution Agreement, this Agreement or any other Transfer Agreement, such Party shall, as applicable, promptly transfer or accept, or cause to be transferred or accepted, such Asset or Liability, as the case may be, to the Person entitled to such Asset or responsible for such Liability, as the case may be. Prior to any such transfer, the Person receiving, possessing or responsible for such Asset or Liability shall be deemed to be holding such Asset or Liability, as the case may be, in trust for any other such Person.

6. Conflicting Terms. In the event of a conflict between the terms of this Agreement (including any and all attachments hereto and amendments hereof) and the terms of the Separation and Distribution Agreement (including any and all attachments thereto and amendments thereof) or the Master Lease (including any and all attachments thereto and amendments thereof), the terms of the Separation and Distribution Agreement or the Master Lease, as applicable, shall control.

7. Modification. This Agreement may not be modified except by a writing signed by the Parties.

8. Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

9. Governing Law; Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of [Alabama] (without reference to choice of law principles applicable therein) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any dispute arising under this Agreement shall be resolved in the manner set forth in the Separation and Distribution Agreement.

10. Entire Agreement; No Representations. This Agreement, together with the Separation and Distribution Agreement and the Master Lease, contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting the subject matter hereof. Except as expressly provided in the Separation and Distribution Agreement and the Master Lease, Assignors make no representations or warranties, express or implied, with respect to the Pole Agreements.

11. Reorganization. For U.S. federal income tax purposes, the Parties intend to treat the assignment of the Pole Agreements pursuant to this Agreement as a contribution of such Pole Agreements by WHI to CSL in connection with the Reorganization.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WHI:

WINDSTREAM HOLDINGS, INC.

By:

Name:

Title:

WINDSTREAM:

WINDSTREAM SERVICES, LLC

By:

Name:

Title:

WINDSTREAM SUBSIDIARIES:

(each as listed on Appendix A)

By:

Name:

Title:

CSL:

COMMUNICATIONS SALES & LEASING, INC.

By:

Name:

Title:

CSL SUBSIDIARY:

CSL ALABAMA SYSTEM, LLC

By:

Name:

Title:

EXHIBIT I-2

Form of Assignment Agreement for Permits

ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

(CSL Alabama – Permits)

This ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT (CSL Alabama – Permits), dated as of                  , 2015 (this “Agreement”), is entered into by and among Windstream Holdings, Inc., a Delaware corporation (“WHI”), Windstream Services, LLC, a Delaware limited liability company (“Windstream”), certain subsidiaries of WHI and Windstream as set forth on Appendix A hereto (“Windstream Subsidiaries”), Communications Sales & Leasing, Inc., a Maryland corporation (“CSL”), and CSL Alabama System, LLC, a Delaware limited liability company (“CSL Subsidiary” and, together with WHI, Windstream, CSL, and Windstream Subsidiaries, the “Parties”). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Separation and Distribution Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, WHI, Windstream and CSL have entered into that certain Separation and Distribution Agreement, dated as of                  , 2015 (the “Separation and Distribution Agreement”), and WHI and CSL National, LP, a Delaware limited partnership, have entered into that certain Master Lease, dated as of                  , 2015 (the “Master Lease”); and

WHEREAS, (i) WHI and Windstream, pursuant to certain Assigned Contracts, have permits, licenses and other similar agreements (including but not limited to permits from highway departments and state and county agencies, and rights-of-way license agreements with local governments, and permits from the Bureau of Land Management) granted by Governmental Authorities in the State of Alabama, and (ii) the Windstream Subsidiaries, pursuant to certain Assigned Contracts, have permits, licenses and other similar agreements (including but not limited to permits from highway departments and state and county agencies, and rights-of-way license agreements with local governments, and permits from the Bureau of Land Management) granted by Governmental Authorities in the State of Alabama and elsewhere, in each case providing members of the WIN Group with the right to access and use public rights of way where the Distribution Systems are installed or located (the “Permits”).

NOW THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth herein, and intending to be legally bound:

1. Assignment and Assumption.

(a) Subject to Section 1(c) of this Agreement, WHI, Windstream and the Windstream Subsidiaries (collectively “Assignors”) hereby assign, convey, transfer and deliver to CSL Subsidiary, all of Assignors’ rights to the Permits, including, without limitation, the Permits set forth on Appendix B hereto.

(b) CSL Subsidiary hereby accepts the foregoing assignment, conveyance, transfer and delivery and hereby undertakes, assumes and agrees to pay (and indemnify Assignors against), perform and discharge in accordance with their terms, all Liabilities arising out of or relating to the Permits.

(c) The Parties hereby declare their intent that Assignors retain and reserve bare legal ownership of the Permits as nominees and trustees for the benefit of CSL Subsidiary. Assignors hereby acknowledge they hold such ownership solely in trust for the benefit of CSL Subsidiary and its successors and assigns. Assignors and CSL Subsidiary agree that CSL Subsidiary shall hereby be deemed to have acquired complete and sole beneficial ownership over all of the Permits, together with all rights, powers and privileges incident thereto. Further, from and after the date hereof, CSL Subsidiary shall be entitled to all revenues with respect to the Permits, bear all risk of loss with respect to the Permits and have the right to direct Assignors, as nominees and trustees, to take all necessary, appropriate or advisable actions with respect to the Permits, including transferring the Permits on behalf of CSL Subsidiary. Assignors and CSL Subsidiary hereby agree that CSL Subsidiary shall be treated as the owner of the Permits for all U.S. federal and other income tax purposes, and Assignors and CSL Subsidiary will not take any position inconsistent with such treatment.

2. Effectiveness. This Agreement shall become effective on the date hereof.

3. Right to Acquire Legal Ownership. CSL Subsidiary shall have the right to acquire legal ownership of the Permits in consideration for an aggregate payment by CSL Subsidiary to Assignors of $1.00 at such time, if any, after the date hereof as CSL Subsidiary has both (1) obtained all requisite certificates, consents, approvals, licenses and permits necessary to hold legal ownership of the Permits and (2) paid all related transfer taxes and other costs and expenses related to the transfer.

4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5. Transfer of Assets; Assumption of Liabilities. The Parties hereby agree that if, as a result of this Agreement, any Party (or any member of such Party’s respective Group) shall receive or otherwise possess any Asset or Liability that is allocated to any other Person pursuant to the Separation and Distribution Agreement, this Agreement or any other Transfer Agreement, such Party shall, as applicable, promptly transfer or accept, or cause to be transferred or accepted, such Asset or Liability, as the case may be, to the Person entitled to such Asset or responsible for such Liability, as the case may be. Prior to any such transfer, the Person receiving, possessing or responsible for such Asset or Liability shall be deemed to be holding such Asset or Liability, as the case may be, in trust for any other such Person.

6. Conflicting Terms. In the event of a conflict between the terms of this Agreement (including any and all attachments hereto and amendments hereof) and the terms of the Separation and Distribution Agreement (including any and all attachments thereto and amendments thereof) or the Master Lease (including any and all attachments thereto and amendments thereof), the terms of the Separation and Distribution Agreement or the Master Lease, as applicable, shall control.

7. Modification. This Agreement may not be modified except by a writing signed by the Parties.

8. Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

9. Governing Law; Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of [Alabama] (without reference to choice of law principles applicable therein) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any dispute arising under this Agreement shall be resolved in the manner set forth in the Separation and Distribution Agreement.

10. Entire Agreement; No Representations. This Agreement, together with the Separation and Distribution Agreement and the Master Lease, contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting the subject matter hereof. Except as expressly provided in the Separation and Distribution Agreement and the Master Lease, Assignors make no representations or warranties, express or implied, with respect to the Permits.

11. Reorganization. For U.S. federal income tax purposes, the Parties intend to treat the assignment of the Permits pursuant to this Agreement as a contribution of such Permits by WHI to CSL in connection with the Reorganization.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WHI:

WINDSTREAM HOLDINGS, INC.

By:

Name:

Title:

WINDSTREAM:

WINDSTREAM SERVICES, LLC

By:

Name:

Title:

WINDSTREAM SUBSIDIARIES:

(each as listed on Appendix A)

By:

Name:

Title:

CSL:

COMMUNICATIONS SALES & LEASING, INC.

By:

Name:

Title:

CSL SUBSIDIARY:

CSL ALABAMA SYSTEM, LLC

By:

Name:

Title:

EXHIBIT I-3

Form of Assignment Agreement for Franchises

ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

(CSL Alabama – Franchises)

This ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT (CSL Alabama – Franchises), dated as of                  , 2015 (this “Agreement”), is entered into by and among Windstream Holdings, Inc., a Delaware corporation (“WHI”), Windstream Services, LLC, a Delaware limited liability company (“Windstream”), certain subsidiaries of WHI and Windstream as set forth on Appendix A hereto (“Windstream Subsidiaries”), Communications Sales & Leasing, Inc., a Maryland corporation (“CSL”), and CSL Alabama System, LLC, a Delaware limited liability company (“CSL Subsidiary” and, together with WHI, Windstream, CSL, and Windstream Subsidiaries, the “Parties”). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Separation and Distribution Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, WHI, Windstream and CSL have entered into that certain Separation and Distribution Agreement, dated as of                  , 2015 (the “Separation and Distribution Agreement”), and WHI and CSL National, LP, a Delaware limited partnership, have entered into that certain Master Lease, dated as of                  , 2015 (the “Master Lease”); and

WHEREAS, (i) WHI and Windstream, pursuant to certain Assigned Contracts, have franchises granted by Governmental Authorities in the State of Alabama, and (ii) the Windstream Subsidiaries, pursuant to certain Assigned Contracts, have franchises granted by Governmental Authorities in the State of Alabama and elsewhere, in each case providing members of the WIN Group with the right to access and use public rights of way where the Distribution Systems are installed or located (the “Franchises”).

NOW THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth herein, and intending to be legally bound:

1. Assignment and Assumption.

(a) Subject to Section 1(c) of this Agreement, WHI, Windstream and the Windstream Subsidiaries (collectively “Assignors”) hereby assign, convey, transfer and deliver to CSL Subsidiary, all of Assignors’ rights to the Franchises, including, without limitation, the Franchises set forth on Appendix B hereto.

(b) CSL Subsidiary hereby accepts the foregoing assignment, conveyance, transfer and delivery and hereby undertakes, assumes and agrees to pay (and indemnify Assignors against), perform and discharge in accordance with their terms, all Liabilities arising out of or relating to the Franchises.

(c) The Parties hereby declare their intent that Assignors retain and reserve bare legal ownership of the Franchises as nominees and trustees for the benefit of CSL Subsidiary. Assignors hereby acknowledge they hold such ownership solely in trust for the benefit of CSL Subsidiary and its successors and assigns. Assignors and CSL Subsidiary agree that CSL Subsidiary shall hereby be deemed to have acquired complete and sole beneficial ownership over all of the Franchises, together with all rights, powers and privileges incident thereto. Further, from and after the date hereof, CSL Subsidiary shall be entitled to all revenues with respect to the Franchises, bear all risk of loss with respect to the Franchises and have the right to direct Assignors, as nominees and trustees, to take all necessary, appropriate or advisable actions with respect to the Franchises, including transferring the Franchises on behalf of CSL Subsidiary. Assignors and CSL Subsidiary hereby agree that CSL Subsidiary shall be treated as the owner of the Franchises for all U.S. federal and other income tax purposes, and Assignors and CSL Subsidiary will not take any position inconsistent with such treatment.

2. Effectiveness. This Agreement shall become effective on the date hereof.

3. Right to Acquire Legal Ownership. CSL Subsidiary shall have the right to acquire legal ownership of the Franchises in consideration for an aggregate payment by CSL Subsidiary to Assignors of $1.00 at such time, if any, after the date hereof as CSL Subsidiary has both (1) obtained all requisite certificates, consents, approvals, licenses and permits necessary to hold legal ownership of the Franchises and (2) paid all related transfer taxes and other costs and expenses related to the transfer.

4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5. Transfer of Assets; Assumption of Liabilities. The Parties hereby agree that if, as a result of this Agreement, any Party (or any member of such Party’s respective Group) shall receive or otherwise possess any Asset or Liability that is allocated to any other Person pursuant to the Separation and Distribution Agreement, this Agreement or any other Transfer Agreement, such Party shall, as applicable, promptly transfer or accept, or cause to be transferred or accepted, such Asset or Liability, as the case may be, to the Person entitled to such Asset or responsible for such Liability, as the case may be. Prior to any such transfer, the Person receiving, possessing or responsible for such Asset or Liability shall be deemed to be holding such Asset or Liability, as the case may be, in trust for any other such Person.

6. Conflicting Terms. In the event of a conflict between the terms of this Agreement (including any and all attachments hereto and amendments hereof) and the terms of the Separation and Distribution Agreement (including any and all attachments thereto and amendments thereof) or the Master Lease (including any and all attachments thereto and amendments thereof), the terms of the Separation and Distribution Agreement or the Master Lease, as applicable, shall control.

7. Modification. This Agreement may not be modified except by a writing signed by the Parties.

8. Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

9. Governing Law; Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of [Alabama] (without reference to choice of law principles applicable therein) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any dispute arising under this Agreement shall be resolved in the manner set forth in the Separation and Distribution Agreement.

10. Entire Agreement; No Representations. This Agreement, together with the Separation and Distribution Agreement and the Master Lease, contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting the subject matter hereof. Except as expressly provided in the Separation and Distribution Agreement and the Master Lease, Assignors make no representations or warranties, express or implied, with respect to the Franchises.

11. Reorganization. For U.S. federal income tax purposes, the Parties intend to treat the assignment of the Franchises pursuant to this Agreement as a contribution of such Franchises by WHI to CSL in connection with the Reorganization.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WHI:

WINDSTREAM HOLDINGS, INC.

By:

Name:

Title:

WINDSTREAM:

WINDSTREAM SERVICES, LLC

By:

Name:

Title:

WINDSTREAM SUBSIDIARIES:

(each as listed on Appendix A)

By:

Name:

Title:

CSL:

COMMUNICATIONS SALES & LEASING, INC.

By:

Name:

Title:

CSL SUBSIDIARY:

CSL ALABAMA SYSTEM, LLC

By:

Name:

Title:

EXHIBIT I-4

Form of Assignment Agreement for Easements

ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

(CSL Alabama – Easements)

This ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT (CSL Alabama – Easements), dated as of                  , 2015 (this “Agreement”), is entered into by and among Windstream Holdings, Inc., a Delaware corporation (“WHI”), Windstream Services, LLC, a Delaware limited liability company (“Windstream”), certain subsidiaries of WHI and Windstream as set forth on Appendix A hereto (“Windstream Subsidiaries”), Communications Sales & Leasing, Inc., a Maryland corporation (“CSL”), and CSL Alabama System, LLC, a Delaware limited liability company (“CSL Subsidiary” and, together with WHI, Windstream, CSL, and Windstream Subsidiaries, the “Parties”). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Separation and Distribution Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, WHI, Windstream and CSL have entered into that certain Separation and Distribution Agreement, dated as of                  , 2015 (the “Separation and Distribution Agreement”), and WHI and CSL National, LP, a Delaware limited partnership, have entered into that certain Master Lease, dated as of                  , 2015 (the “Master Lease”); and

WHEREAS, (i) WHI and Windstream, pursuant to certain Assigned Contracts, have easements (both express and prescriptive) and other rights-of-way real estate interests in the State of Alabama, and (ii) the Windstream Subsidiaries, pursuant to certain Assigned Contracts, have easements (both express and prescriptive) and other rights-of-way real estate interests in the State of Alabama and elsewhere, in each case providing members of the WIN Group with the right to access and use the real property where the Distribution Systems are installed or located (the “Easements”).

NOW THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth herein, and intending to be legally bound:

1. Assignment and Assumption.

(a) Subject to Section 1(c) of this Agreement, WHI, Windstream and the Windstream Subsidiaries (collectively “Assignors”) hereby assign, convey, transfer and deliver to CSL Subsidiary, all of Assignors’ rights to the Easements, including, without limitation, the Easements set forth on Appendix B hereto.

(b) CSL Subsidiary hereby accepts the foregoing assignment, conveyance, transfer and delivery and hereby undertakes, assumes and agrees to pay (and indemnify Assignors against), perform and discharge in accordance with their terms, all Liabilities arising out of or relating to the Easements.

(c) The Parties hereby declare their intent that Assignors retain and reserve bare legal title to the Easements as nominees and trustees for the benefit of CSL Subsidiary. Assignors hereby acknowledge they hold such title solely in trust for the benefit of CSL Subsidiary and its successors and assigns. Assignors and CSL Subsidiary agree that CSL Subsidiary shall hereby be deemed to have acquired complete and sole beneficial title over all of the Easements, together with all rights, powers and privileges incident thereto. Further, from and after the date hereof, CSL Subsidiary shall be entitled to all revenues with respect to the Easements, bear all risk of loss with respect to the Easements and have the right to direct Assignors, as nominees and trustees, to take all necessary, appropriate or advisable actions with respect to the Easements, including transferring the Easements on behalf of CSL Subsidiary. Assignors and CSL Subsidiary hereby agree that CSL Subsidiary shall be treated as the owner of the Easements for all U.S. federal and other income tax purposes, and Assignors and CSL Subsidiary will not take any position inconsistent with such treatment.

2. Effectiveness. This Agreement shall become effective on the date hereof.

3. Right to Acquire Legal Title. CSL Subsidiary shall have the right to acquire legal title to the Easements in consideration for an aggregate payment by CSL Subsidiary to Assignors of $1.00 at such time, if any, after the date hereof as CSL Subsidiary has both (1) obtained all requisite certificates, consents, approvals, licenses and permits necessary to hold legal title to the Easements and (2) paid all related transfer taxes and other costs and expenses related to the transfer.

4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5. Transfer of Assets; Assumption of Liabilities. The Parties hereby agree that if, as a result of this Agreement, any Party (or any member of such Party’s respective Group) shall receive or otherwise possess any Asset or Liability that is allocated to any other Person pursuant to the Separation and Distribution Agreement, this Agreement or any other Transfer Agreement, such Party shall, as applicable, promptly transfer or accept, or cause to be transferred or accepted, such Asset or Liability, as the case may be, to the Person entitled to such Asset or responsible for such Liability, as the case may be. Prior to any such transfer, the Person receiving, possessing or responsible for such Asset or Liability shall be deemed to be holding such Asset or Liability, as the case may be, in trust for any other such Person.

6. Conflicting Terms. In the event of a conflict between the terms of this Agreement (including any and all attachments hereto and amendments hereof) and the terms of the Separation and Distribution Agreement (including any and all attachments thereto and amendments thereof) or the Master Lease (including any and all attachments thereto and amendments thereof), the terms of the Separation and Distribution Agreement or the Master Lease, as applicable, shall control.

7. Modification. This Agreement may not be modified except by a writing signed by the Parties.

8. Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

9. Governing Law; Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of [Alabama] (without reference to choice of law principles applicable therein) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any dispute arising under this Agreement shall be resolved in the manner set forth in the Separation and Distribution Agreement.

10. Entire Agreement; No Representations. This Agreement, together with the Separation and Distribution Agreement and the Master Lease, contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting the subject matter hereof. Except as expressly provided in the Separation and Distribution Agreement and the Master Lease, Assignors make no representations or warranties, express or implied, with respect to the Easements.

11. Reorganization. For U.S. federal income tax purposes, the Parties intend to treat the assignment of the Easements pursuant to this Agreement as a contribution of such Easements by WHI to CSL in connection with the Reorganization.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WHI:

WINDSTREAM HOLDINGS, INC.

By:

Name:

Title:

WINDSTREAM:

WINDSTREAM SERVICES, LLC

By:

Name:

Title:

WINDSTREAM SUBSIDIARIES:

(each as listed on Appendix A)

By:

Name:

Title:

CSL:

COMMUNICATIONS SALES & LEASING, INC.

By:

Name:

Title:

CSL SUBSIDIARY:

CSL ALABAMA SYSTEM, LLC

By:

Name:

Title:

EXHIBIT I-5

Form of Assignment Agreement for Tangible Assets

ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

(CSL Alabama – Tangible Assets)

This ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT (CSL Alabama – Tangible Assets), dated as of             , 2015 (this “Agreement”), is entered into by and among Windstream Holdings, Inc., a Delaware corporation (“WHI”), Windstream Services, LLC, a Delaware limited liability company (“Windstream”), Windstream Alabama, LLC, an Alabama limited liability company (“Windstream Subsidiary”), Communications Sales & Leasing, Inc., a Maryland corporation (“CSL”), and CSL Alabama System, LLC, a Delaware limited liability company (“CSL Subsidiary” and, together with WHI, Windstream, Windstream Subsidiary, and CSL the “Parties”). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Separation and Distribution Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, WHI, Windstream and CSL have entered into that certain Separation and Distribution Agreement, dated             , 2015 (the “Separation and Distribution Agreement”), and WHI and CSL National, LP have entered into that certain Master Lease, dated as of             , 2015 (the “Master Lease”); and

WHEREAS, Windstream Subsidiary has certain copper and fiber cable and other tangible assets, as more particularly described on Appendix A hereto, located in the State of Alabama and elsewhere (the “Tangible Assets”).

NOW THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth herein, and intending to be legally bound:

1. Assignment and Assumption.

(a) Windstream Subsidiary hereby assigns, conveys, transfers and delivers to CSL Subsidiary, all of Windstream Subsidiary’s right, title and interest in and to the Tangible Assets.

(b) CSL Subsidiary hereby accepts the foregoing assignment, conveyance, transfer and delivery and hereby undertakes, assumes and agrees to pay (and indemnify Windstream Subsidiary against), perform and discharge in accordance with their terms, all Liabilities arising out of or relating to the Tangible Assets.

2. Effectiveness. This Agreement shall become effective on the date hereof.

3. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4. Transfer of Assets; Assumption of Liabilities. The Parties hereby agree that if, as a result of this Agreement, any Party (or any member of such Party’s respective Group) shall receive or otherwise possess any Asset or Liability that is allocated to any other Person pursuant to the Separation and Distribution Agreement, this Agreement or any other Transfer Agreement, such Party shall, as applicable, promptly transfer or accept, or cause to be transferred or accepted, such Asset or Liability, as the case may be, to the Person entitled to such Asset or responsible for such Liability, as the case may be. Prior to any such transfer, the Person receiving, possessing or responsible for such Asset or Liability shall be deemed to be holding such Asset or Liability, as the case may be, in trust for any other such Person.

5. Conflicting Terms. In the event of a conflict between the terms of this Agreement (including any and all attachments hereto and amendments hereof) and the terms of the Separation and Distribution Agreement (including any and all attachments thereto and amendments thereof) or the Master Lease (including any and all attachments thereto and amendments thereof), the terms of the Separation and Distribution Agreement or the Master Lease, as applicable, shall control.

6. Modification. This Agreement may not be modified except by a writing signed by the Parties.

7. Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

8. Governing Law; Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of [Alabama] (without reference to choice of law principles applicable therein) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any dispute arising under this Agreement shall be resolved in the manner set forth in the Separation and Distribution Agreement.

9. Entire Agreement; No Representations. This Agreement, together with the Separation and Distribution Agreement and the Master Lease, contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting the subject matter hereof. Except as expressly provided in the Separation and Distribution Agreement and the Master Lease, Windstream Subsidiary makes no representations or warranties, express or implied, with respect to the Tangible Assets.

10. Reorganization. For U.S. federal income tax purposes, the Parties intend to treat the assignment of the Tangible Assets pursuant to this Agreement as a contribution of such Tangible Assets by WHI to CSL in connection with the Reorganization.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WHI:

WINDSTREAM HOLDINGS, INC.

By:

Name:

Title:

WINDSTREAM:

WINDSTREAM SERVICES, LLC

By:

Name:

Title:

WINDSTREAM SUBSIDIARY:

WINDSTREAM ALABAMA, LLC

By:

Name:

Title:

CSL:

COMMUNICATIONS SALES & LEASING, INC.

By:

Name:

Title:

CSL SUBSIDIARY:

CSL ALABAMA SYSTEM, LLC

By:

Name:

Title:

36

EXHIBIT I-6

Form of Assignment Agreement for Consumer CLEC Assets

ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

(Consumer CLEC Assets)

This ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT (Consumer CLEC Assets), dated as of             , 2015 (this “Agreement”), is entered into by and among Windstream Holdings, Inc., a Delaware corporation (“WHI”), Windstream Services, LLC, a Delaware limited liability company (“Windstream”), certain subsidiaries of WHI and Windstream as set forth on Appendix A hereto (“Windstream Subsidiaries”), and Communications Sales & Leasing, Inc., a Maryland corporation (“CSL”, and together with WHI, Windstream and Windstream Subsidiaries, the “Parties”). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Separation and Distribution Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, WHI, Windstream and CSL have entered into that certain Separation and Distribution Agreement, dated             , 2015 (the “Separation and Distribution Agreement”), and WHI and CSL National, LP have entered into that certain Master Lease, dated as of             , 2015 (the “Master Lease”); and

WHEREAS, the Windstream Subsidiaries have certain rights in and to contracts with customers of the Consumer CLEC Business (collectively, the “Consumer CLEC Assets”).

NOW THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth herein, and intending to be legally bound:

1. Assignment and Assumption.

(a) The Windstream Subsidiaries hereby assign, convey, transfer and deliver to CSL, all of the Windstream Subsidiaries’ right, title and interest in and to the Consumer CLEC Assets.

(b) CSL hereby accepts the foregoing assignment, conveyance, transfer and delivery and hereby undertakes, assumes and agrees to pay (and indemnify the Windstream Subsidiaries against), perform and discharge in accordance with their terms, all Liabilities arising out of or relating to the Consumer CLEC Assets.

2. Effectiveness. This Agreement shall become effective on the date hereof.

3. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

37

4. Transfer of Assets; Assumption of Liabilities. The Parties hereby agree that if, as a result of this Agreement, any Party (or any member of such Party’s respective Group) shall receive or otherwise possess any Asset or Liability that is allocated to any other Person pursuant to the Separation and Distribution Agreement, this Agreement or any other Transfer Agreement, such Party shall, as applicable, promptly transfer or accept, or cause to be transferred or accepted, such Asset or Liability, as the case may be, to the Person entitled to such Asset or responsible for such Liability, as the case may be. Prior to any such transfer, the Person receiving, possessing or responsible for such Asset or Liability shall be deemed to be holding such Asset or Liability, as the case may be, in trust for any other such Person.

5. Conflicting Terms. In the event of a conflict between the terms of this Agreement (including any and all attachments hereto and amendments hereof) and the terms of the Separation and Distribution Agreement (including any and all attachments thereto and amendments thereof) or the Master Lease (including any and all attachments thereto and amendments thereof), the terms of the Separation and Distribution Agreement or the Master Lease, as applicable, shall control.

6. Modification. This Agreement may not be modified except by a writing signed by the Parties.

7. Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

8. Governing Law; Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to choice of law principles applicable therein) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any dispute arising under this Agreement shall be resolved in the manner set forth in the Separation and Distribution Agreement.

9. Entire Agreement; No Representations. This Agreement, together with the Separation and Distribution Agreement and the Master Lease, contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting the subject matter hereof. Except as expressly provided in the Separation and Distribution Agreement and the Master Lease, the Windstream Subsidiaries make no representations or warranties, express or implied, with respect to the Consumer CLEC Assets.

10. Reorganization. For U.S. federal income tax purposes, the Parties intend to treat the assignment of the Consumer CLEC Assets pursuant to this Agreement as a contribution of such Consumer CLEC Assets by WHI to CSL in connection with the Reorganization.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WHI:

WINDSTREAM HOLDINGS, INC.

By:

Name:

Title:

WINDSTREAM:

WINDSTREAM SERVICES, LLC

By:

Name:

Title:

WINDSTREAM SUBSIDIARIES:

(each as listed on Appendix A)

By:

Name:

Title:

CSL:

COMMUNICATIONS SALES & LEASING, INC.

By:

Name:

Title: